EXHIBIT 10.9.1

AGREEMENT REGARDING LEASES

by and between

SENIOR CARE OPERATIONS HOLDINGS, LLC,

a Delaware limited liability company

and

VENTAS REALTY, LIMITED PARTNERSHIP,

a Delaware limited partnership

Dated as of November 7, 2006

i

24.	Captions and Headings	31

25.	Waiver of Jury Trial	31

26.	ARL Guaranty	32

27.	INTENTIONALLY OMITTED	32

28.	Joinder by Manager	32

29.	Joinder by SCT Lessees	32

30.	INTENTIONALLY OMITTED	33

31.	INTENTIONALLY OMITTED	33

32.	Security Deposit/Letter of Credit	33

33.	Public Offering/Filing Information	36

34.	Indemnity	37

35.	Special Purpose Entity Covenants of SCT Holdings	38

36.	Earnouts	41

37.	Other Leases	41

38.	Certain Remedies	42

39.	Third Party Beneficiaries	43

40.	Further Assurances	43

ii

EXHIBITS:

Exhibit A	Form of Guaranty

Exhibit B	Checklist

Exhibit C	Form of Joinder

SCHEDULES

Schedule 1	Facilities

Schedule 2	Intentionally Omitted

Schedule 3	Intentionally Omitted

Schedule 4	Gross Earn-Out Payments

Schedule 5	Earn-Out Purchase Agreements

Schedule 6	HCG Management Agreements

Schedule 7	Balanced Care Facilities

iii

AGREEMENT REGARDING LEASES

THIS AGREEMENT REGARDING LEASES (including the exhibits hereto as it or they may be amended from time to time, and including the exhibits hereto, this “Agreement”) is made the 7th day of November, 2006, by and between VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware partnership (“VRLP”), and SENIOR CARE OPERATIONS HOLDINGS, LLC, a Delaware limited liability company (“SCT Holdings”), and is joined herein for certain limited purposes by the SCT Lessees (as defined below).

RECITALS

A. SCRE Investments, Inc., a Delaware corporation (“SCRE”), VSCRE Holdings, LLC (“Ventas Holdings”) and the other parties listed therein are parties to that certain Securities Purchase Agreement (as the same may be amended, renewed, supplemented, extended or modified from time to time, the “Securities Purchase Agreement”), dated as of September 6, 2006 pursuant to which Ventas, Inc. purchased all of the ownership interests in Ventas Holdings and IPC AL Real Estate Investment Trust, a Maryland real estate investment trust (“IPC REIT”).

B. Ventas Holdings and PSLT OP, L.P. (successor in interest to IPC REIT) (“PSLT”) collectively own, directly or indirectly, fee or leasehold interests, as applicable, in the Facilities (as defined below).

C. Ventas, Inc. is the owner of all of the beneficial ownership interests in VRLP; VRLP owns all of the direct ownership interests in Ventas Holdings and the indirect ownership interests in PSLT.

D. VRLP is the direct or indirect owner of the beneficial interest in those certain entities listed on Schedule 1 attached hereto and made a part hereof (each, together with any lessor under any Other Lease (as defined herein) entered into after the date hereof, a “Ventas Lessor” and collectively referred to herein as the “Ventas Lessors”).

E. SCT Holdings is the owner of the beneficial interest in those certain entities listed as “Tenant” on Schedule 1 attached hereto and made a part hereof (each, together with any lessee under any Other Lease entered into after the date hereof, an “SCT Lessee” and collectively referred to herein as the “SCT Lessees”).

F. Each of the Ventas Lessors, as lessor, and the SCT Lessees, as lessee, have entered into one or more Master Lease Agreements dated as of the date hereof, or in the case of Other Leases entered into after the date hereof, may enter into one or more lease agreements after the date hereof (as the same may be amended, renewed, supplemented, extended or modified from time to time, each, a “Property Lease” and collectively, the “Property Leases”; as used in this Agreement, the Property Leases also include the Other Leases (as defined herein));

G. The Property Leases entered into as of the date hereof demise rehabilitation and/or senior housing and/or assisted living and/or independent living facilities as more particularly described on Schedule 1 attached hereto and made a part hereof; such facilities, including without limitation the land, any and all improvements thereon, and the other Leased Property (as defined under the Property Leases) associated therewith together with any facilities and associated real property, which may be leased after the date hereof pursuant to Other Leases are referred to herein individually as a “Facility” or collectively as the “Facilities”, as the context may require).

H. VRLP and SCT Holdings desire to enter into this Agreement regarding various agreements concerning the Facilities, and, in connection therewith, require various undertakings from SCT Holdings, and the SCT Lessees, all as more particularly set forth herein.

In consideration of the mutual promises and agreements herein contained, the parties agree as follows:

1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this paragraph shall have the meanings assigned to them in this paragraph and elsewhere in this Agreement and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references to “including” shall mean “including, without limitation”, (d) items described as a percentage shall be used as a percentage (e.g., 7.75%) or as a number (e.g., .0775) as the context requires, (e) all references in this Agreement to designated “paragraphs” or “subparagraphs” and other subdivisions are to the designated paragraphs, subparagraphs and other subdivisions of this Agreement, and (f) the words “herein”, “hereof’, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph or subparagraph or other subdivision.

“Actual Monthly Net Operating Income” shall mean, for any calendar month, the amount by which Operating Revenue for such period exceeds Operating Expenses for such calendar month.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly Controlling (including, but not limited to, all partners, directors, officers and members of such Person), Controlled by or under direct or indirect common Control with any such Person.

“Agreement” shall mean this Agreement including the exhibits attached hereto, as it and they may be amended from time to time as herein provided.

“ARL Guaranty” shall have the meaning given to such term in Paragraph 26.

“Authorizations” shall have the meaning given to such term under the Property Leases.

“Award” shall mean all compensation, sums or other value awarded, paid or received by virtue of a complete or partial Condemnation of any Facility (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred in connection with obtaining any such Award).

“Balanced Care Facilities” shall mean those certain Facilities leased pursuant to the Property Lease and more particularly described on Schedule 7.

“Balanced Care Guaranty” shall mean that certain Guaranty of Balanced Care Rent and Rent Payment Agreement made by Reichmann Guarantor and SCRE, in favor of VRLP and the

Ventas Lessors named therein (collectively, together with their successors and assigns, the “Balanced Care Landlord”) in respect of rent attributable to the Balanced Care Facilities and required to be paid pursuant to the Property Lease as the same may be amended, renewed, supplemented, extended or modified from time to time.

“Balanced Care Landlord” shall have the meaning given to it in the definition of “Balanced Care Guaranty” set forth herein.

“Balanced Care Letter of Credit” shall mean that certain letter of credit to be delivered to VRLP by Reichmann Guarantor and SCRE pursuant to the terms of the Balanced Care Guaranty.

“Bankruptcy Event” means, with respect to any Person, that such Person (i) admits in writing its inability, or generally fails, to pay its debts as they become due; (ii) files a petition in bankruptcy or a petition to take advantage of any bankruptcy, reorganization or insolvency act; (iii) makes an assignment for the benefit of its creditors; (iv) consents to the appointment of a receiver for itself or for the whole or any substantial part of its property; or (v) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or other jurisdiction thereof or any other jurisdiction applicable to such Person.

“Bankruptcy Petition Event” means, as to any Person, that a petition is filed by or against such Person under any federal bankruptcy law, or any other proceeding, case or action is instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person, or for any substantial part of the property of such Person, and (i) such proceeding is not dismissed within ninety (90) days after institution thereof, (ii) such Person shall take any action to authorize, consent to, or effect any of the actions set forth in this definition, including, without limitation, filing an answer or other pleading relating to the subject petition, proceeding, case or action admitting the material allegations made in such petition, proceeding, case or action, or (iii) an order is entered granting relief or appointing a receiver, trustee, custodian or similar official.

“Base Rent”, as of any date, shall have the meaning given to it in the Property Leases.

“Business Day” shall mean any day other than Saturday, Sunday, or any other day on which the Federal Reserve System is authorized by law or executive action to close or any of the following Jewish Holidays: any of the First Day of Passover, Second Day of Passover, Seventh Day of Passover, Eighth Day of Passover, First Day of Shavuoth, Second Day of Shavuoth, First Day of Rosh Hashanah, Second Day of Rosh Hashanah, Yom Kippur, First Day of Sukkoth, Second Day of Sukkoth, Shemini Azereth and Simchas Torah.

“Capital Addition” shall mean one or more new buildings, or one or more additional structures annexed to any portion of the improvements with respect to any Facility, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Facility during the Term, including the construction of a new wing or new story, the renovation of existing improvements on such Facility in order to provide a functionally new facility needed to provide services not previously offered, or any expansion, construction, renovation or conversion in order to increase the number of units or beds of the Facility, to change the purpose for which such units or beds are utilized or to improve materially the quality of the Facility, or any improvement related to any of the foregoing whose cost would be treated as a capital expenditure under GAAP.

“Capital Expenditures Interest” shall have the meaning given to it under the Property Leases.

“CMS” shall mean The Centers for Medicare & Medicaid Services or any successor agency thereto within the United States Department of Health and Human Services or any successor agency thereto.

“Commencement Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Condemnation” shall mean, with respect to any Facility, (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation; (ii) a voluntary sale or transfer of the Facility by any Ventas Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending; and (iii) a taking or voluntary conveyance of all or part of the Facility, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting any such Facility, whether or not the same shall have actually been commenced.

“Condemnor” shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

“Control”, with respect to any Person, shall mean the legal right or power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, by contract, or through the ownership of voting securities, partnership interests or other equity interests, or otherwise. “Controlled” and “Controlling” shall have the correlative meanings thereto.

“Controlled Corporation” shall mean any corporation Controlled by Barry Reichmann or Paul Reichmann.

“Controlled Trust” shall mean any trust (including any wholly-owned direct and indirect subsidiaries of such trust) created for the primary benefit of any Family Member or any Controlled Corporation and any custodian or guardian of any property of any Family Member or any Controlled Corporation in its capacity as such custodian or guardian provided either Barry Reichmann or Paul Reichmann serve in the capacity as, or otherwise Control, the trustee, custodian or guardian.

“Current Lease Payment” as of any date shall mean (i) the sum of the monthly Base Rent (as defined in each of the Property Leases), payable in the aggregate under all of the Property

Leases, as of such date, including any escalations of Base Rent, which shall have taken effect on or prior to such date pursuant to the Property Leases and this Agreement, multiplied by (ii) twelve (12).

“Default” shall mean any event or condition that, with the giving of notice and/or lapse of time, may ripen into an Event of Default.

“Earn-Out Guaranty” shall mean that certain Guaranty made on or about the date hereof by Reichmann Guarantor in favor of VRLP or its Affiliates to secure the obligations to pay the Gross Earn-Out Payments, as the same may be amended, renewed, supplemented, extended or modified from time to time.

“Earn-Out Payment” or “Earn-Out Payments” shall have the meaning given to such term in Paragraph 36 hereof.

“Earn-Out Purchase Agreements” shall mean the agreements more particularly described on Schedule 5 attached hereto.

“EBITDARM”: shall mean, as to any particular Facility for a particular period, the earnings before interest, taxes, depreciation, amortization, rent and management fees, attributable to such Facility for such period, as determined in accordance with the customary methods, procedures and accounting principles from time to time used in the health care industry.

“Entity” shall mean any general partnership, limited partnership, limited liability company or partnership, corporation, joint venture, trust, business trust, cooperative, association or other form of entity.

“Equipment Financing” shall mean any equipment financing permitted pursuant to the terms of Section 21.3 of the Property Leases.

“Escrow Interest” shall have the meaning given to it under the Property Leases.

“Event of Default” shall have the meaning given to such term in Paragraph 6(a).

“Existing Facility Mortgage” shall mean any Facility Mortgage encumbering any of the Facilities on the Commencement Date.

“Expiration Date” shall have the meaning given to such term in Paragraph 3.

“Facility” or “Facilities” shall have the meaning set forth in the recitals hereto.

“Facility Management Agreement” shall mean any management agreement entered into by Tenant in accordance with Section 24.4 of the Property Leases, and any amendments or modifications thereto, excluding all of the HCG Management Agreements.

“Facility Mortgage” shall have the meaning set forth in the Property Leases.

“Facility Mortgage Refinancing” shall have the meaning set forth in Paragraph 11(a).

“Facility Mortgagee” shall mean the holder of a Facility Mortgage.

“Facility State” shall mean the State in which the applicable Facility is located.

“Fair Market Rental” shall mean, with respect to any Renewal Term, the annual amount per annum that a willing tenant would pay, and a willing landlord would accept, at arm’s length, for leasing of all of the Leased Properties at all of the Facilities for the first year in such Renewal Term. In addition to such other market factors as may be applicable in determining the Fair Market Rental, the Fair Market Rental shall be determined on the basis, and on the assumptions, that (i) the Fair Market Rental may not include therein any rent, or method of rent calculation, that would adversely affect any landlord by virtue of it being a real estate investment trust or the ability of any such landlord to satisfy the requirements for maintaining its status as a real estate investment trust (and, without limitation of the foregoing, the Fair Market Rental shall not include any rent that would fail to qualify as “rents from real property” for purposes of Section 856(d) of the Code), (ii) the Fair Market Rental amount is to be paid absolutely net to the aforesaid landlord, without any rights of deduction, set-off or abatement, (iii) the Facilities are in good condition and repair (given their respective ages and prevailing health care industry standards with respect to what is considered good condition and repair), without any deferred maintenance (but allowing for ordinary wear and tear), are in material compliance with any and all applicable laws, codes, ordinances and regulations and have in full force and effect, for the benefit of the aforesaid tenant, and the Facilities, any and all necessary or appropriate material Authorizations for use thereof in accordance with the respective Primary Intended Uses applicable thereto, (iv the aforesaid tenant has complied, and shall be required to comply, with the requirements of the Property Leases and the other Lease Documents, (v) the respective replacement costs of the Facilities are not determinative of the Fair Market Rental of such Facilities, and (vi) the aforesaid tenant shall have available to it, with respect to each Leased Property, such remaining Term as then remains, and such number of Renewal Terms as then remain unexercised, with respect to such Facility under the terms of this Agreement and the Property Leases. Notwithstanding anything to the contrary contained in this Agreement and the Property Leases, “Fair Market Rental” shall (x) take into account, for each of the Facilities, the market conditions, market levels of EBITDARM, the ratio of market levels of EBITDARM to market levels of rent, and the actual levels of EBITDARM at each Facility, in each case that are prevailing or measured, as applicable, as of the date as of which the Fair Market Rental is being determined, as well as historical levels of EBITDARM at each Facility and (y) shall be calculated both on a per-Facility basis and for all of the Facilities in the aggregate.

“Family Member” shall mean with respect to any individual, such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

“Financial Officer’s Certificate” shall mean, as to any Entity, a certificate of the chief financial officer of such Entity, duly authorized, accompanying the financial statements required to be delivered by such Entity pursuant to Paragraph 8 in which such officer shall certify (i) that, to such officer’s knowledge, such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Entity at and as of the dates thereof and the results of its and their operations and cash flows for the periods covered thereby, and (ii) that such officer has reviewed this Agreement and, to such officer’s knowledge, there exists no Event of Default hereunder.

“First Lease Year” shall mean the period from the Commencement Date through the last day prior to the first anniversary of the Commencement Date.

“First Renewal Term” shall have the meaning given to it in Paragraph 3(b) hereof.

“First Year Net Operating Income” shall mean:

(i) as of the Commencement Date and the first day of the next following calendar month, the Proforma Net Operating Income, and

(ii) as of the first day of each following calendar month thereafter, an amount equal to: (A) the First Year Net Operating Income as of the first day of the preceding calendar month less (B) 1/12 of the Proforma Net Operating Income plus (C) Actual Monthly Net Operating Income, with respect to the preceding calendar month.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, licensing agency, certifying entity, commission, office or authority or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, including, without limitation, CMS, the United States Department of Health and Human Services, any state licensing or certifying agency and/or any state Medicaid agency and any quasi-governmental authorities.

“Gross Earn-Out Payments” shall have the meaning given to such term in Paragraph 36 hereof.

“Guarantor Rent Payment” shall have the meaning given to it under the Balanced Care Guaranty.

“HCG Management Agreements” shall mean the agreements more particularly described on Schedule 6 attached hereto.

“HCG Manager” means Health Care Group, a California corporation.

“HUD Side Letters” shall mean, collectively, (1) that certain side letter from Ventas, Inc., acknowledged and agreed by SCRE and Reichmann Guarantor, dated as of October 24, 2006, relating to the healthcare facility known as Elmcroft of Martinez, and (2) that certain side letter from Ventas, Inc., acknowledged and agreed by SCRE and Reichmann Guarantor, dated as of October 24, 2006, relating to the healthcare facility known as Elmcroft of Muncie.

“Initial Term” shall have the meaning given to it under the Property Leases.

“Inspector” shall have the meaning given to such term in Paragraph 33.

“IPC REIT” shall have the meaning given to such term in the recitals hereto.

“Lease Basis” shall have the meaning given to it under the Property Leases.

“Lease Documents” shall mean this Agreement, the Property Leases, any Other Leases that may exist from time to time, the Lease Guarant(y)(ies), the ARL Guaranty, and the Letter of Credit relating to the Security Deposit (if applicable pursuant to this Agreement).

“Lease Guarantor” shall mean any “Guarantor”, individually and collectively, as defined under the Property Leases.

“Lease Guaranty” shall have the meaning given to it in the Property Leases.

“Lease Obligations” shall mean all obligations and liabilities of each Lease Party under this Agreement or any other Lease Document, in each case however created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Lease Party” shall mean SC OpCo, SCT Holdings, and any SCT Lessee, together with their respective successors or permitted assigns.

“Lease Year” shall mean each twelve month period commencing on the date hereof.

“Leased Property” and “Leased Properties” shall have the meanings given to them in the Property Leases.

“Legal Requirements” shall have the meaning given to such term in the Property Leases.

“Letter of Credit” shall have the meaning given to such term in Paragraph 32(a).

“Limited Termination Election” shall have the meaning given to such term in the Property Leases.

“Liquidation Event” shall mean, with respect to any Person, that such Person is liquidated or dissolved, or shall begin proceedings towards liquidation or dissolution.

“Losses” means, without duplication, all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, any action brought by any Governmental Authority or Person), including reasonable attorneys’ fees and costs of investigation.

“Major Management Termination Event” shall have the meaning given to it under the Property Leases.

“Management Termination Event” shall have the meaning given to it under the Property Leases.

“Manager” shall mean any property manager under a Facility Management Agreement.

“Master Rent” shall mean an amount equal to (i) the aggregate Base Rent and all Additional Rent (as defined in the Property Leases), charges and other amounts due and payable under each of the Property Leases during the Term, less (ii) the amount of Base Rent, Additional Rent, charges and other amounts due and payable under the Property Leases during the Term that was actually paid by the SCT Lessees, Lease Guarantor, or any guarantor pursuant to the Balanced Care Guaranty (including but not limited to any Guarantor Rent Payment actually received by the Ventas Lessors under the Property Leases).

“Maximum Security Amount” means Twenty-Five Million Dollars ($25,000,000.00).

“Merrill Side Letter” shall mean that certain letter from Ventas, Inc., United Rehab Realty Holding, Inc., and Ventas Holdings acknowledged and agreed by SCRE and Reichmann Guarantor dated on or about the date hereof relating to the assumption by affiliates of Ventas, Inc. of that certain loan made by Merrill Lynch Capital relating to the United Rehab Facilities, as the same may be amended, replaced, substituted or modified from time to time.

“Minimum Aggregate Licensed Bed Threshold” shall mean six thousand seven hundred and thirty-one (6,731).

“Net Operating Income” shall mean, for any period, the amount by which Operating Revenues for such period exceeds Operating Expenses, for such period, provided that during the First Lease Year, for all Facilities other than the Balanced Care Facilities, Net Operating Income shall equal the First Year Net Operating Income, provided further that with respect to the Balanced Care Facilities only, during the period commencing on the Commencement Date and ending on the last day prior to the third anniversary of the Commencement Date, Net Operating Income shall mean for any period, the greater of (a) the amount by which Operating Revenue for such period exceeds Operating Expenses for such period, and (b) the aggregate sum of each Guarantor Rent Payment actually paid to Balanced Care Landlord during such period.

“Non-Competition Agreement” shall mean that certain Non-Competition Agreement, dated as of the date hereof, between Ventas, Inc. and Barry Reichmann, as the same may be amended, renewed, supplemented, extended or modified from time to time.

“Notice” shall mean a notice given or received in accordance with Paragraph 14.

“Officer’s Certificate” shall mean a certificate signed by an officer of SCT Holdings or Guarantor, as applicable, duly authorized by SCT Holdings or Guarantor, as applicable.

“Operating Expenses” shall mean, for the period in question, with respect to any or all of the Facilities, and without duplication, all costs and expenses incurred by the applicable SCT Lessee or SCT Lessees, as applicable, determined on an accrual basis, relating to the operation, maintenance, repair, use and management of such Facility(ies), including, without limitation, utilities, repairs and maintenance, Recurring Capital Expenditures, Insurance Costs, Impositions

(as defined under the Property Leases), advertising expenses, payroll and related taxes, equipment lease payments and imputed management fees (calculated at 5% of gross revenues for any Senior Housing Facility and 3% of gross revenues for any Rehabilitation Facility), but excluding (i) Base Rent (as defined under the Property Leases), (ii) depreciation, amortization and other non-cash expenses of the Leased Property(ies); provided, however, that all such costs and expenses shall be subject to reasonable adjustment by VRLP and the applicable Ventas Lessors to normalize such costs and expenses, (iii) capital expenditures other than Recurring Capital Expenditures, and (iv) management fees actually incurred. For the purposes of this definition, “Insurance Costs” will be the cost of all insurance required by the Property Leases as allocated for the purpose of this calculation to a Facility or Facilities, as the case may be. For purposes of this definition, “Recurring Capital Expenditures” shall mean $300 per unit or bed, as applicable per year for each Senior Housing Facility and $1,000 per unit or bed, as applicable, per year for each Rehabilitation Facility.

“Operating Revenues” shall mean, for the period in question, all revenues derived from the operation or any other use of any or all of the Facilities, as the case may be, or any portion thereof (determined on an accrual basis in accordance with GAAP) earned by the SCT Lessees or any Affiliate of any of them (without duplication) (including any Escrow Interest or Capital Expenditures Interest, earned by any SCT Lessee under the Property Leases or Security Deposit Interest earned by SCT Holdings under this Agreement, in each case net of any Security Deposit Administration Fee offset against such interest payments by any Ventas Lessor or VRLP, as applicable); provided, however, that Operating Revenues shall not include: (i) allowances according to GAAP for uncollectible accounts, including credit accounts and charity care and other administrative discounts (other than allowance for uncollectible accounts related to Third Party Payor reimbursements properly submitted, which shall be deducted in determining Operating Revenues), (ii) revenue from professional fees or charges by physicians (and unaffiliated providers of services, when and to the extent such charges are paid over to such physicians or unaffiliated providers of services, or are separately billed and not included in comprehensive fees); (iii) non-operating or non-recurring revenues, as reasonably determined by VRLP, or the applicable Ventas Lessors such as interest income or income from the sale of assets not sold in the ordinary course of business; (iv) revenues attributable to services actually provided off-site or otherwise away from a Facility, such as home health care, to persons that are not residents of a Facility; (v) security deposits of residents of a Facility; (vi) proceeds of any insurance coverage other than Third Party Payor Programs and rent loss or business interruption coverage; (vii) any Award from any Condemnation; (viii) sales, use and occupancy or other taxes on receipts required to be accounted for by SCT Holdings, SCT Lessees or any of their Affiliates to any Governmental Authority. In addition, if required by VRLP or the applicable Ventas Lessors, revenue accrued but not paid in cash during an accounting period shall be adjusted for an allowance of doubtful accounts in a manner consistent with historical net realizable value.

“Other Leases” shall mean any lease that is derivative from any Property Lease (e.g. a “New Lease” (as such term is defined under the Property Leases) entered into (x) pursuant to Section 40 of a Property Lease, (y) pursuant to Section 40 of a New Lease derived from a prior New Lease, or a “Combination Lease” (as such term is defined under the Property Leases) as the same may be amended, renewed, supplemented, extended or modified from time to time, or (z) any lease entered into at any time between one or more Affiliates of Ventas, Inc., as landlord, and one or more Affiliates of SC OpCo, SCT Holdings, or any SCT Lessee, as tenant, as the same may be amended, renewed, supplemented, extended or modified from time to time.

“Overdue Rate” shall mean, on any date, a per annum rate of interest equal to the lesser of (i) the greater of (A) ten percent (10%) per annum and (B) four percent (4%) per annum above the Prime Rate, and (ii) the maximum rate then permitted under applicable law, calculated from the date any payment obligation is due (except with respect to payments which are indeterminable prior to notice from VRLP or the applicable Ventas Lessors, as applicable, in which event the Overdue Rate shall be calculated from the tenth (10th) day following the date such notice was received).

“Parent” shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Related Parties, fifty percent (50%) or more of the voting or beneficial interest in such Person, or otherwise has the right or power to Control such Person.

“Partial Security Deposit” shall have the meaning set forth in Paragraph 32(f).

“Person” shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

“Portfolio Coverage Ratio” shall mean, as of any date, the ratio of (i) Net Operating Income for all of the Facilities calculated based on trailing twelve months up to the date of calculation to (ii) the Current Lease Payment, as of such date, for the applicable period.

“Prime Rate” shall mean, on any date, a rate equal to the annual rate on such date reported in The Wall Street Journal to be the “prime rate.”

“Proforma Net Operating Income” shall mean Fifty-Four Million Eight Hundred Seventy-Seven Thousand Four Hundred and Fifty-One Dollars ($54,877,451).

“Property Lease” or “Property Leases” shall have the meaning given such term in the recitals hereto.

“PSLT” shall have the meaning given such term in the recitals hereto.

“Receivership Event” shall mean, with respect to any Person or Facility, that a receiver, trustee, custodian or other similar official is appointed for such Person or Facility, and any such appointment is not dismissed within sixty (60) days after the date of such appointment and prior to the entry of a final unappealable order approving such appointment.

“Rehabilitation Facility” shall have the meaning given to it under the Property Leases.

“Reichmann Guarantor” shall mean IPC Equity Holdings Limited, a Cayman Islands company.

“Renewal Notice” shall have the meaning given to it in Paragraph 3(c) hereof.

“Renewal Term” and “Renewal Terms” shall have the meanings given to them in Paragraph 3(b) hereof.

“SC OpCo” shall mean Senior Care, Inc., a Delaware corporation.

“SCRE” shall mean SCRE Investments, Inc., a Delaware corporation.

“SCT Holdings” shall have the meaning given to it in the introductory paragraph hereof.

“SCT Lessee” shall have the meaning given to it in the recitals hereto.

“SCT Rent Payments” shall mean the Master Rent and all other charges, payments and sums due hereunder.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Renewal Term” shall have the meaning given to it in Paragraph 3(b) hereof.

“Security Amount” shall mean, as of the date hereof, Twenty Four Million Fifty-Nine Thousand Three Hundred and Sixty-Six Dollars and Fifty Cents ($24,059,366.50) (which is equal to the aggregate amount of Base Rent (as defined under the Property Leases) for the succeeding six (6) month period as of the date hereof), as the same may be reduced or increased pursuant to Paragraph 32.

“Security Deposit” shall have the meaning set forth in Paragraph 32(a).

“Senior Housing Facility” shall have the meaning given to it under the Property Leases.

“Securities Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

“Security Deposit Account” shall have the meaning set forth in Paragraph 32(a).

“Security Deposit Administration Fee” shall have the meaning set forth in Paragraph 32(a).

“Security Deposit Interest” shall have the meaning set forth in Paragraph 32(a).

“Short-Term Treasury Securities” shall mean 30-day United States Treasury Notes.

“Special Purpose Entity” shall have the meaning set forth in Paragraph 35.

“Subsidiary” shall mean, with respect to any Person, any Entity (i) in which such Person owns directly, or indirectly through one or more Subsidiaries, fifty percent (50%) or more of the voting or beneficial interest, or (ii) which such Person otherwise has the right or power to Control (whether by contract, through ownership of securities or otherwise).

“Term” shall have the meaning set forth in Paragraph 3.

“Terminated Lease Properties” shall have the meaning given to it in the Property Leases.

“Third Party Claim” shall mean a pending or threatened claim or demand asserted by a third party, including any Governmental Authority, against an Indemnified Party.

“Third Party Payor Programs” shall mean all third party payor programs in which any SCT Lessee presently or in the future may participate, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance programs and employee assistance programs.

“Third Party Payors” shall mean Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor Programs.

“Transaction Documents” shall mean the Securities Purchase Agreement, the Earn-Out Guaranty, the Balanced Care Guaranty, the Non-Competition Agreement, the Balanced Care Letter of Credit, the HUD Side Letters, and the Merrill Side Letter.

“Transaction Event of Default” shall have the meaning set forth in Paragraph 6(a)(xvii).

“Transaction Obligations” shall mean all obligations and liabilities of each Transaction Party under any Transaction Document, in each case however created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Transaction Party” shall mean SCRE, Reichmann Guarantor, and Barry Reichmann, together with their respective successors or permitted assigns.

“U.S. Affiliate” shall have the meaning set forth in Paragraph 6(a)(iv).

“Ventas Holdings” shall have the meaning set forth in the Recitals.

“Ventas Lessor” and “Ventas Lessors” shall have the meanings given such terms in the recitals hereto.

“VRLP” shall have the meaning set forth in the introductory paragraph.

“Wrongful Distribution” shall mean, in the event that SCT Rent Payments are due and owing and have not been made, as required hereunder or under the Property Leases, the distribution of all or any portion of Operating Revenues by SCT Holdings or any SCT Lessee to SC OpCo or any Affiliate (other than SCT Holdings) thereof that results in inadequate monies being available to make the SCT Rent Payments to the extent of any such shortfall on a cumulative basis (it being the intent of the parties that no such distribution to SC OpCo or any Affiliate thereof (other than to SCT Holdings, Ventas Holdings or Ventas Holdings’ Affiliates) should be made unless all SCT Rent Payments due hereunder and under the Property Leases are current).

2. Lease.

VRLP hereby grants to SCT Holdings certain rights contained herein relating to the Property Leases and SCT Holdings hereby grants to VRLP certain rights contained herein relating to the Property Leases, all as more particularly set forth herein. The parties hereto agree and acknowledge that, in the event of a termination of any Property Lease pursuant to the terms and conditions of the applicable Property Lease, from and after the effective date of such termination, (a) such Property Lease shall no longer be deemed to be a “Property Lease” for purposes of this Agreement, (b) unless such Facility or Facilities are or become a “Facility” or “Facilities” under a different Property Lease, the applicable Facility or Facilities, shall no longer be deemed to be a “Facility” or “Facilities” for purposes of this Agreement, and (c) the Master Rent payable hereunder shall be adjusted by excluding from the calculation of Master Rent hereunder the amount of Base Rent and Additional Rent (as defined in the applicable terminated Property Lease) due under any such terminated Property Lease.

3. Term.

(a) The term of this Agreement shall be coterminous with the “Term” of the latest expiring Property Lease (the latest occurring expiration date under the Property Leases being referred to herein as the “Expiration Date”), unless modified (e.g., pursuant to a “Landlord Contraction,” as defined in the Property Leases) or earlier terminated pursuant to the terms of this Agreement or the Property Leases (as may be extended pursuant to Paragraph 3(b) below, the “Term”).

(b) Provided (i) there is not an existing and continuing Event of Default under this Agreement or under any of the Property Leases either on the date that SCT Holdings exercises the applicable Renewal Term (as defined below) option or on the commencement date of such Renewal Term, (ii) there is not an existing and continuing Major Management Termination Event under any Property Lease either on the date that SCT Holdings exercises the applicable Renewal Term option or on the commencement date of such Renewal Term, (iii) SC OpCo shall have delivered to VRLP an affirmation of the ARL Guaranty, and (iv) Lease Guarantor shall have delivered to Ventas Lessors an affirmation of each Lease Guaranty with respect to each of the Property Leases, SCT Holdings, acting for itself and as authorized agent, on behalf of each of the SCT Lessees, shall have the option to renew all, but not less than all, of the Property Leases for two (2) additional five (5) year periods, in accordance with the terms of Paragraph 3(c) hereof (each, generally, a “Renewal Term”; the first such Renewal Term, the “First Renewal Term”, the second such Renewal Term, the “Second Renewal Term”, and collectively, the “Renewal Terms”); provided, however, that the second five (5) year renewal option shall be additionally conditioned upon SCT Holdings having exercised the first five (5) year renewal option with respect to all, but not less than all, of the Property Leases. During each Renewal Term all of the terms and conditions of the Property Leases and this Agreement shall continue in full force and effect, except as specifically set forth in either such Property Leases and this Agreement and subject to the following provisions: Base Rent for the first Lease Year of each Renewal Term for each Property Lease shall be the greater of (1) Base Rent, as calculated pursuant to Section 3.1.3.1 of each of the Property Leases, with respect to such Lease Year, and (2) Fair Market Rental with respect to such Lease Year. Base Rent under each of the Property Leases in each subsequent Lease Year in either Renewal Term shall be calculated in accordance with Section 3.1.2.1 of each of the Property Leases. No SCT Lessee shall be authorized to exercise any of the options set forth herein.

(c) If SCT Holdings desires to exercise its option under this Paragraph 3 to renew all of the Property Leases, SCT Holdings shall deliver to VRLP written notice of such option exercise (the “Renewal Notice”) not less than one (1) year prior, but not more than eighteen (18) months prior, to the expiration of the Initial Term or the First Renewal Term, as applicable. Delivery of such Renewal Notice shall constitute SCT Holdings’ irrevocable election hereunder for itself and as authorized agent on behalf of all of the SCT Lessees to extend the Term of the Property Leases and the Term hereunder. Within forty-five (45) days after the receipt by VRLP of the Renewal Notice, VRLP and SCT Holdings shall endeavor to mutually agree on Fair Market Rental for each Leased Property under each Property Lease, and the corresponding Facility’s Proportionate Share for each Facility under each Property Lease, with respect to the first Lease Year of the applicable Renewal Term. If the parties cannot so agree, then Fair Market Rental and such Facility’s Proportionate Share shall be determined in accordance with Section 43 of each of the Property Leases.

4. SCT Rent Payments; Master Rent.

(a) SCT Rent Payments. SCT Holdings shall pay and contribute to the applicable SCT Lessee(s) and cause such SCT Lessee(s) to pay to the applicable Ventas Lessor(s), in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction, the portion(s) of the SCT Rent Payments that are allocable to the applicable Property Lease(s) in accordance with and within the time periods set forth in the Property Leases during the Term, except as hereinafter expressly provided.

(b) INTENTIONALLY OMITTED

(c) Overdue Interest. If SCT Holdings fails to contribute to the applicable SCT Lessee the funds required to pay any SCT Rent Payment and to cause such funds to be paid by the applicable SCT Lessee(s) to the applicable Ventas Lessor(s) on or before the date such payment is due and payable and such amount remains unpaid for a period of five (5) Business Days, such past due payment shall bear interest at the Overdue Rate from the date first due and payable until the date paid; provided, however, that, with respect to any other sums or amounts to be paid and contributed by SCT Holdings hereunder, the Overdue Rate shall apply if such amounts remain unpaid for a period of five (5) Business Days after Notice thereof from VRLP is received by SCT Holdings (calculated from the date of such receipt). The amount of any interest due under this Paragraph 4(c) shall not be diminished by SCT Holdings’ making a partial payment, except in such circumstances where SCT Holdings provides evidence reasonably satisfactory to VRLP that the payment rendered was intended as a full payment, and that the shortfall was due to a good faith mistake. Notwithstanding anything to the contrary contained in this Paragraph 4(c), in no event shall SCT Holdings have any obligation to pay interest to VRLP on any overdue amounts (including, without limitation, on the Master Rent) to the extent any SCT Lessee has paid interest on such overdue amount under the applicable Property Lease, and, to the extent VRLP and any Ventas Lessor each collect interest on the same overdue amount, VRLP shall promptly refund such interest payment to SCT Holdings.

(d) Payment Without Abatement. No abatement, diminution or reduction of any payments required to be made by SCT Holdings hereunder shall be allowed to SCT Holdings or any person claiming under SCT Holdings, under any circumstances or for any reason whatsoever.

5. Assignment, Subletting and Material Contracts.

(a) Transfers Prohibited Without Consent. SCT Holdings shall not, without the prior written consent of VRLP, which consent may be withheld in VRLP’s sole and absolute discretion, in each instance, sell, assign, pledge, hypothecate or otherwise transfer its ownership interest in any SCT Lessee, in whole or in part, or any rights or interest which SCT Holdings may have under this Agreement. For the purposes of this Paragraph 5(a) and except as provided in Paragraph 5(b) below, a change of Control of SCT Holdings shall be deemed to constitute a prohibited sale of an ownership interest in each of the SCT Lessees. If given, the consent of VRLP to any such transfer shall in no event be construed to relieve SCT Holdings or such transferee from the obligation of obtaining the express consent in writing of VRLP to any further transfer. Any assignment or transfer in violation of this Paragraph 5(a) shall be voidable at VRLP’s option.

(b) A Transfer permitted without consent of the applicable Ventas Lessor under Section 24 of the Property Leases shall not constitute a change of Control requiring consent under this Agreement. A change in Control of SCT Holdings to a Family Member, a Controlled Corporation, or a Controlled Trust shall not require VRLP consent so long as (x) following such change of Control, either Barry Reichmann or Paul Reichmann retain Control of SCT Holdings and (y) no later than five (5) Business Days prior to such change of Control, SCT Holdings gives VRLP prior written notice of such change of Control and delivers to Landlord copies of all proposed documents effectuating or relating to such change of Control.

6. Default; Remedies.

(a) Default. Upon the occurrence of any Event of Default (defined below), SCT Holdings shall have the affirmative obligation to notify VRLP as soon as it knows of any such event. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement, and, in connection therewith, VRLP shall have the right to exercise any rights or remedies available in this Agreement, at law or in equity:

(i) Any default by any of the SCT Lessees under the terms of their respective Property Leases with the Ventas Lessors, and the continuation of such default beyond any applicable notice and cure period therefor;

(ii) SCT Holdings’ failure to pay and contribute to the applicable SCT Lessee(s), and to cause such applicable SCT Lessee(s) to remit such sums to the applicable Ventas Lessor(s), when due hereunder or under the Property Leases, any of the SCT Rent Payments (whether due to a Wrongful Distribution or otherwise) and such failure is not cured within five (5) days;

(iii) SCT Holdings’ failure to perform any of the terms, covenants or conditions contained in this Agreement (other than any such terms, covenants or conditions referenced in other subparagraphs of this Paragraph 6(a)) if not remedied within thirty (30) days after receipt of Notice thereof, or, if such default cannot reasonably be remedied within such period, SCT Holdings does not within thirty (30) days after Notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently complete such act or acts within a reasonable time, provided, however, in no event shall such cure period extend beyond sixty (60) days after such Notice thereof;

(iv) The occurrence of a Bankruptcy Event or Bankruptcy Petition Event with respect to any SCT Lessee, SCT Holdings, or SC OpCo, or any Person Controlling any SCT Lessee, SCT Holdings, or SC OpCo that is organized under the laws of the United States or any political subdivision thereof (a “U.S. Affiliate”).;

(v) If a Liquidation Event or a Receivership Event occurs with respect to any SCT Lessee or any of SCT Holdings, SC OpCo, Reichmann Guarantor, or any Person directly Controlling SC OpCo, except a Liquidation Event that results from a change of Control permitted under Section 5(b) hereof;

(vi) A default occurs under Paragraph 5 hereof;

(vii) The occurrence of a Bankruptcy Event or Bankruptcy Petition Event with respect to any Affiliate of any SCT Lessee, SCT Holdings, SC OpCo, or Reichmann Guarantor if, in connection therewith or any time thereafter, any party alleges, asserts or otherwise takes the position that (a) any SCT Lessee, SCT Holdings, or SC OpCo, or any Person Controlling any SCT Lessee, SCT Holdings, or SC OpCo that is a U.S. Affiliate is liable or responsible (whether as a matter of law, equity, statute, consent order, agreement, contract or judicial decree or judgment or otherwise, including, without limitation, based on any theory of alter ego, joint and several liability, surety, guaranty, piercing the corporate, substantive consolidation or controlled group liability) for any debt or obligation of such Affiliate, and/or (b) any property of any SCT Lessee, SCT Holdings, or SC OpCo, or any Person Controlling any SCT Lessee, SCT Holdings, or SC OpCo that is a U.S. Affiliate should be “substantively consolidated” with or otherwise be made available to satisfy any liabilities or responsibilities of such Affiliate;

(viii) If any material representation or warranty made by or on behalf of SCT Holdings under this Agreement shall prove to be false or misleading in any material respect on the date when made and the same has a material adverse affect on the financial condition of SCT Holdings or SCT Holdings’ ability to perform under this Agreement or any Lease Guaranty;

(ix) If any material representation or warranty made by or on behalf of SC OpCo under the ARL Guaranty, or by any other guarantor under any Lease Guaranty, the Balanced Care Guaranty, or the Earn-Out Guaranty shall prove to have been false or misleading in any material respect on the date when made and the same has a material adverse affect on the financial condition of such guarantor or such guarantor’s ability to perform under the applicable guaranty;

(x) The occurrence of a Liquidation Event or Receivership Event with respect to any Affiliate of any SCT Lessee, SCT Holdings, SC OpCo, or Reichmann Guarantor, if, in connection therewith or any time thereafter, (a) any party alleges, asserts or otherwise takes the position that (i) any SCT Lessee, SCT Holdings, SC OpCo, Reichmann Guarantor or any Person directly Controlling SC OpCo or Reichmann Guarantor is liable or responsible (whether as a matter of law, equity, statute, consent order, agreement, contract or judicial decree or judgment or otherwise, including, without limitation, based on any theory of alter ego, joint and several liability, surety, guaranty, piercing the corporate, substantive consolidation or controlled group liability) for any debt or obligation of such Affiliate, and/or (ii) any property of any SCT Lessee, SCT Holdings, SC OpCo, Reichmann Guarantor or any Person directly Controlling SC OpCo or Reichmann Guarantor should be “substantively consolidated” with or otherwise be made available to satisfy any liabilities or responsibilities of such Affiliate, and/or (b) any party seeks to otherwise control the assets, operations, or liabilities of any SCT Lessee, SCT Holdings, SC OpCo, Reichmann Guarantor or any Person directly Controlling SC OpCo or Reichmann Guarantor;

(xi) The issuance or entry against any SCT Lessee, SCT Holdings, SC OpCo, or Reichmann Guarantor of any final, unappealable award or judgment (after any applicable appeal periods have expired) in an amount of $750,000 or more, provided, that any insurance proceeds received in respect of any such judgment shall not be included for purposes of calculating such amount;

(xii) The aggregate number of licensed beds for all Facilities is reduced below the Minimum Aggregate Licensed Bed Threshold;

(xiii) If any audit or the financial statements of any SCT Lessee (to the extent the financial statements of any such SCT Lessee are not consolidated with the financial statements of SCT Holdings), SCT Holdings, SC OpCo, or Reichmann Guarantor contain a qualified opinion regarding such entity’s ability to continue operations as a “going concern”;

(xiv) SCT Holdings shall fail to comply with any of the provisions of Paragraph 32.

(xv) INTENTIONALLY OMITTED.

(xvi) A default shall occur under any of the Transaction Documents beyond any applicable notice and cure periods, if any, thereunder, including, without limitation, a failure by any of the Transaction Parties to pay any of their indemnification obligations under the Securities Purchase Agreement or the other Transaction Documents when due;

(xvii) A default shall occur under any of the Lease Documents beyond any applicable notice and cure periods, if any, thereunder;

(xviii) Subject to Paragraph 6(e) below, at any time prior to the date that is two (2) years following the date hereof, the Portfolio Coverage Ratio shall be equal to or less than 1.05 to 1.00 for any three consecutive months;

(xix) Beginning on the date that is two (2) years following the date hereof and at any time thereafter, the Portfolio Coverage Ratio shall be equal to or less than 1.10 to 1.00 for any three consecutive months; or

(xx) INTENTIONALLY OMITTED.

Notwithstanding anything to the contrary set forth in this Paragraph 6(a), neither VRLP nor any Ventas Lessor shall exercise any of the rights and remedies set forth in Paragraph 6(b) hereof or in Section 17.2, Section 17.3, or Section 17.4 of the Property Leases with respect to any Event of Default if and to the extent that the exercise of any such rights or remedies shall require the prior consent of any Facility Mortgagee of any Ventas Lessor or shall cause a default under any Facility Mortgage of any Ventas Lessor and such consent shall not have been obtained or such default shall not have been waived; provided, that VRLP and each Ventas Lessor shall nonetheless have all other rights and remedies available to them under this Agreement, the Property Leases, the other Lease Documents and the Transaction Documents applicable during an Event of Default (subject to any applicable limitations set forth in Section 6(e) hereof).

(b) Remedies. If any of the Events of Default hereinabove specified shall occur and be continuing, VRLP shall have and may exercise any one or more of the following rights and remedies, in addition to any rights and remedies that may be available to any of the Ventas Lessors under the Property Leases, if the facts creating such Event of Default also create an Event of Default (as defined in the Property Leases) under the applicable Property Lease(s):

(i) With respect to any Property Lease(s) and any Event(s) of Default thereunder, VRLP may cause and direct the applicable Ventas Lessor(s) to terminate the applicable Property Lease(s) and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the applicable Facility(ies) and/or pursue any other remedies set forth in the Property Leases or available at law or equity.

(ii) If SCT Holdings defaults in its obligation under Paragraph 4(a) to fund SCT Rent Payments to the applicable SCT Lessee and to cause the applicable SCT Lessee to pay such amount to the applicable Ventas Lessor as rent under the applicable Property Lease, then VRLP or the applicable Ventas Lessor may recover immediately from SCT Holdings any and all SCT Rent Payments and other sums and damages due or in existence at the time of such Event of Default, including, without limitation, the Master Rent agreed and/or required to be paid by SCT Holdings to the applicable Ventas Lessor(s) hereunder, and all other sums, charges, payments, costs and expenses agreed and/or required to be paid by SCT Holdings to VRLP and/or the Ventas Lessor(s) hereunder, in each case, with interest thereon at the Overdue Rate provided herein without in any way offsetting or limiting any and all obligations of the SCT Lessees to pay rent under their respective Property Leases. Without limiting the generality of the foregoing, solely with regard to any unpaid SCT Rent Payments payable on account of any Leased Property located in Pennsylvania, SCT Holdings hereby authorizes and empowers any prothonotary or any attorney of any court of record to appear for SCT Holdings, without incurring liability to SCT Holdings for so doing, in any and all actions which may be brought for unpaid SCT Rent Payments and to confess judgment against SCT Holdings for all or any part of said unpaid SCT Rent Payments, including, without limitation, for interest and costs, together with a reasonable attorney’s commission for collection of not less than Ten Thousand Dollars ($10,000), for which this Agreement shall be his sufficient warrant. Such authority shall not be exhausted by any one or more exercises thereof, but judgment may be confessed as aforesaid from time to time as often as any such default shall have occurred or be continuing. In any confession of judgment against SCT Holdings hereunder, VRLP and the applicable Ventas Lessor shall cause to be filed in such action an affidavit setting forth the facts necessary to authorize the entry of judgment and if a true copy of this Agreement (and of the truth of the copy, such affidavit shall be sufficient proof)

be filed in such action, it shall not be necessary to file the original as a warrant of attorney, notwithstanding any law, rule of court, custom or practice to the contrary. SCT Holdings releases to VRLP and the applicable Ventas Lessor, and to any and all attorneys who may appear for SCT Holdings, all procedural errors in any proceedings taken by VRLP and the applicable Ventas Lessor, whether by virtue of the power of attorney contained in this Agreement or not, and all liability therefor.

(iii) INTENTIONALLY OMITTED.

(iv) VRLP may, at its option, on behalf of the Ventas Lessors, without causing or directing any of the Ventas Lessors to re-enter, retake or resume possession of the applicable Facility(ies), require SCT Holdings to pay to VRLP as liquidated damages with respect to Master Rent for all of the Leased Properties (or the Terminated Lease Properties in the event of any Limited Termination Election), either:

(A) each installment of Master Rent and other sums payable hereunder and under the Property Leases (or such Master Rent and other sums as to any Terminated Lease Properties in the event of any Limited Termination Election) as the same become due and payable, to the extent that such Master Rent and other sums exceed the rent and other sums actually collected by the applicable Ventas Lessor for the corresponding period pursuant to any reletting (without, subject to Paragraph 6(d) below, any obligation or deemed obligation on the part of VRLP or the applicable Ventas Lessor to mitigate damages) of the Facilities (or the Terminated Lease Properties in the event of a Limited Termination Election); or

(B) the sum of: (1) the unpaid Master Rent that had been earned at the time of the occurrence of the applicable Event of Default (or the unpaid Master Rent as to the Terminated Lease Properties in the event of a Limited Termination Election), which Master Rent shall bear interest at the Overdue Rate from the date of such Event of Default until paid; and (2) the then net present value (computed using a discount rate equal to the Prime Rate) of the amount of unpaid Master Rent (or the unpaid Master Rent as to the Terminated Lease Properties in the event of a Limited Termination Election) for the balance of the Term not previously collected pursuant to clause (A) above following the date of such Event of Default (excluding, however, any period following an Event of Default on account of which VRLP or the applicable Ventas Lessor(s) previously collected Master Rent pursuant to clause (A) above) without, subject to Paragraph 6(d) below, any obligation or deemed obligation on the part of VRLP or the applicable Ventas Lessor to mitigate damages.

Notwithstanding anything contained herein to the contrary, in the event that VRLP or any Ventas Lessor elects to collect damages pursuant to clause (A) or clause (B) above, VRLP or any such Ventas Lessor may subsequently elect to collect damages pursuant to the other of clause (A) and clause (B) above, in each case so long as VRLP or any such Ventas Lessor does not collect, and provided that VRLP or any such Ventas Lessor may not collect, any damages pursuant to clause (A) or clause (B) above, as applicable, with respect to any period as to which VRLP or any such Ventas Lessor has theretofore actually collected damages from SCT Holdings or the SCT Lessees pursuant to the other of clause (A) and clause (B) above, as applicable. In case of any Event of Default, VRLP or an applicable Ventas Lessor may, with or without terminating any Property Lease, (x) relet any or all of the Facilities or any part or parts thereof, either in the name of any Ventas Lessor or otherwise, for a term or terms that may, at VRLP’s or the applicable Ventas Lessor’s option, be equal to, less than or exceed the period that would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that VRLP or the applicable Ventas Lessor considers advisable or necessary to relet the same, and (y) make such reasonable alterations, repairs and decorations in the applicable Facility(ies) or any portion thereof as VRLP or the applicable Ventas Lessor, in its sole judgment, considers advisable or necessary for the purpose of reletting the applicable Facility(ies); and such reletting and the making of such alterations, repairs and decorations shall not operate or be construed to release SCT Holdings or any SCT Lessee from liability hereunder as aforesaid or under the Property Leases or under any other Lease Documents. VRLP and the Ventas Lessors shall in no event be liable in any way whatsoever for failure to relet any Facility, or, in the event that any Facility is relet, for failure to collect the rent under such reletting. To the fullest extent permitted by law, SCT Holdings and each SCT Lessee hereby expressly waive any and all rights of redemption granted under any present or future laws in the event of any SCT Lessee’s being evicted or dispossessed, or in the event of VRLP’s’ or any Ventas Lessor’s obtaining possession of any Facility, by reason of the violation by SCT Holdings or any SCT Lessee of any of the covenants and conditions of this Agreement or any Property Lease or any other Event of Default (and each SCT Lessee acknowledges such waiver by its signature to this Agreement).

(v) VRLP may pursue its rights and remedies against SC OpCo under the ARL Guaranty.

(c) Remedies Not Exclusive. In addition to the rights and remedies hereinabove specified and enumerated, so long as an Event of Default has occurred and is continuing, VRLP shall have and may exercise such other rights and remedies as are available at law or in equity, and the mention in this Agreement of any particular right or remedy shall not preclude VRLP from having or exercising any other right or remedy at law or in equity. So long as an Event of Default has occurred and is continuing, nothing herein contained shall be construed as precluding VRLP from having or exercising such lawful rights or remedies as may be or become necessary in order to preserve its rights and remedies hereunder, even before the expiration of any notice periods provided for in this Agreement if, under the particular circumstances then existing, the allowance of such notice periods will result in the termination of the ownership interests of any of the Ventas Lessors in any of the Facilities. In addition, with respect to any Property Lease under which an Event of Default (as defined thereunder) has occurred and is continuing, the applicable Ventas Lessor shall be entitled to exercise all of its rights and remedies under the applicable Property Lease. Notwithstanding anything to the contrary contained herein, in no event shall VRLP and any Ventas Lessor have the right, by exercise of their respective remedies under this Agreement and/or the applicable Property Lease, to double recovery of any amounts, including, without limitation, Rent (as defined in the Property Leases) or any interest thereon.

(d) Waiver; Mitigation; Limitation on Certain SCT Holdings and SCT Lessee Remedies. If any Property Lease or this Agreement is terminated by VRLP or any Ventas Lessor, as applicable, pursuant to this Paragraph 6, whether in whole or, in the case of any Limited Termination Election, in part, SCT Holdings and each SCT Lessee each waives, to the maximum extent permitted by applicable law, (i) any right of redemption, re-entry or repossession, (ii) any right to a trial by jury in the event of proceedings to enforce the remedies set forth in this Paragraph 6, and (iii) the benefit of any moratorium laws or any laws now or hereafter in force exempting property from liability for rent or for debt. In addition, SCT Holdings and each SCT Lessee each waive, to the maximum extent permitted by applicable law, (x) any duty on the part of VRLP or any Ventas Lessor to mitigate the damages recoverable from SCT Holdings or the SCT Lessees on account of any breach or Event of Default by SCT Holdings or any SCT Lessee, except that, notwithstanding the foregoing or anything to the contrary contained in this Agreement or any Property Lease, VRLP and each Ventas Lessor agree to comply with any non-waivable duty to mitigate the aforesaid damages that may be imposed by applicable law, and (y) the right to interpose any counterclaim (other than compulsory counterclaims) in any summary proceeding instituted by VRLP or any Ventas Lessor against SCT Holdings or any SCT Lessee in any court or in any action instituted by VRLP or any Ventas Lessor in any court for unpaid Rent under the Property Leases. In the event that SCT Holdings or any SCT Lessee claims or asserts that VRLP or any Ventas Lessor has violated or failed to perform a covenant of VRLP or any Ventas Lessor not to unreasonably withhold, delay or condition VRLP’ or any Ventas Lessor’s consent or approval hereunder or under any Property Lease, if applicable, or in any case where Ventas Holding’s or any Ventas Lessor’s reasonableness in exercising its judgment is in issue, SCT Holdings’ and the SCT Lessees’ sole remedy shall be an action for specific performance, declaratory judgment or injunction, and in no event shall SCT Holdings or any SCT Lessee be entitled to any monetary damages for a breach of any such covenant or unreasonable exercise of judgment, and SCT Holdings and the SCT Lessees hereby specifically each waive the right to any monetary damages or other remedies in connection with any such breach or unreasonable exercise of judgment. Without limitation of the foregoing and notwithstanding anything to the contrary contained in this Agreement or any Property Lease, SCT Holdings and the SCT Lessees each agree that no breach or default by VRLP hereunder or any Ventas Lessor under any Property Lease shall excuse SCT Holdings or any SCT Lessee from performing, or constitute a defense to SCT Holdings’ or any SCT Lessee’s performance of, any duty, liability or obligation it may have under this Agreement or any Property Lease and in no event shall any breach or default by VRLP hereunder or any Ventas Lessor under a Property Lease entitle SCT Holdings to terminate this Agreement or any SCT Lessee to terminate a Property Lease, or entitle SCT Holdings or any SCT Lessee to refrain from paying, withhold, or otherwise abate Master Rent or any SCT Rent Payments, in whole or in part.

(e) Twelve-Month Moratorium on Certain Remedies. Notwithstanding anything to the contrary set forth herein, following the occurrence and during the continuance of an Event of Default solely under Paragraph 6(a)(xviii) hereof or an Event of Default resulting solely from a breach of the covenant relating to the Fixed Charge Coverage Ratio in Section 9.1 of the ARL Guaranty, in each case, during the first twelve (12) months of the Term of this Agreement only, neither VRLP nor any Ventas Lessor shall exercise any of the rights and remedies set forth in Paragraph 6(b) hereof or in Section 17.2, Section 17.3, or Section 17.4 of the Property Leases during such twelve (12) month period. During such twelve (12) month period, VRLP and each

Ventas Lessor shall nonetheless have all other rights and remedies available to them under this Agreement, the Property Leases, the other Lease Documents and the Transaction Documents applicable during an Event of Default.

(f) No Cross-Collateralization. Notwithstanding anything to the contrary contained in any of the Lease Documents or the Transaction Documents, in no event shall any lease collateral (real or personal, tangible or intangible), which is comprised of the Security Deposit, the Letter of Credit (if applicable), and any other deposit, reserve or escrow funded under or in connection with the Lease Documents pledged or assigned by any Lease Party or any of their Affiliates to VRLP or any Ventas Lessor or any of their Affiliates as security for all or any portion of the Lease Obligations, serve as collateral security for all or any portion of the Transaction Obligations other than the Balanced Care Letter of Credit, which shall fully secure the obligations set forth under the Balanced Care Guaranty. Notwithstanding the foregoing, the Transaction Obligations are nonetheless cross-defaulted with the Lease Obligations, as set forth in the Lease Documents.

(g) Local Law Provisions. Section 42.14 of each of the Property Leases relating to local law provisions is incorporated herein by reference as if fully set forth herein.

7. Intentionally Deleted.

8. Financial and Other Statements. SCT Holdings shall furnish or cause to be furnished the following statements, reports, and other information to VRLP during the Term, in each case, in form satisfactory to VRLP:

(a) Financial Statements, Budgets and Reports.

(i) within thirty (30) days (or forty-five (45) days in the event that VRLP notifies SCT Holdings in writing that VRLP and its Parents are not required, pursuant to the rules and regulations of the SEC, to include such statements in their filings with the SEC) after the end of each of the first three fiscal quarters of each fiscal year during the Term, the unaudited financial statements of SCT Holdings for such fiscal quarter and the portion of the fiscal year then ended accompanied by a Financial Officer’s Certificate certifying that the information contained therein is true and correct in all material respects, and by a checklist in the form attached hereto as Exhibit B completed by SCT Holdings;

(ii) within fifty (50) days (or ninety (90) days in the event that VRLP notifies SCT Holdings in writing that VRLP and its Parents are not required, pursuant to the rules and regulations of the SEC, to include such statements in their filings with the SEC) after the end of each fiscal year during the Term, the complete audited financial statements of SCT Holdings for such fiscal year, in form and substance satisfactory to VRLP, and in each case accompanied by a Financial Officer’s Certificate certifying that the information contained therein is true and correct in all material respects, and by a checklist in the form attached hereto as Exhibit B completed by SCT Holdings;

(iii) within thirty (30) days after the end of each calendar month (and with respect to the calendar month immediately preceding the month in which the Commencement Date occurs, thirty (30) days after the end of such calendar month), an unaudited statement of income, occupancy (including percentages) and payor mix for the Facilities on an aggregate basis, accompanied by a Financial Officer’s Certificate certifying that the information contained therein is true and correct in all material respects;

(iv) promptly, upon Notice from VRLP, such other information concerning the business, financial condition and affairs of SCT Holdings and any SCT Lessees as VRLP may reasonably request from time to time;

(v) sixty (60) days prior to the first day of each calendar year during the Term, a capital budget for such calendar year describing in reasonable detail all anticipated Capital Additions to be made to each Facility, together with a description of the source of funds therefor;

(vi) within thirty (30) days after each calendar quarter during the Term, an Officer’s Certificate setting forth the Portfolio Coverage Ratio for such calendar quarter;

(vii) within thirty (30) days after the end of each calendar month during the Term, an Officer’s Certificate setting forth the Portfolio Coverage Ratio for such calendar month;

(viii) within thirty (30) days after each calendar quarter during the Term, an Officer’s Certificate setting forth Operating Revenues, Operating Expenses and Net Operating Income for such calendar quarter;

(ix) upon reasonable request in writing from VRLP, the following reports as of any calendar quarter end or with respect to any other period for which VRLP may reasonably request: all loss runs and material actuarial reports, studies, reviews and analysis, if any, prepared by or on behalf of SCT Holdings and each of the SCT Lessees or their insurance actuaries, quarterly and otherwise, concerning SCT Holdings’ and each of the SCT Lessees’ reserves for expenses relating to malpractice or professional liability and malpractice or professional liability insurance;

(x) copies of other financial statements required to be delivered in connection with any Facility Mortgage within the time periods reasonably required by VRLP but in no event later than the date set forth in such Facility Mortgage for the applicable statements;

(xi) INTENTIONALLY OMITTED

(xii) all financial statements and reports required to be delivered to the Ventas Lessors under the Property Leases, within the time periods set forth therein.

(b) Proprietary Information. Any proprietary information obtained by the parties hereunder pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be used, subject to the appropriate confidentiality safeguards, in any litigation between the parties or in connection with other Legal Requirements or as otherwise required by securities or other laws. The obligations of SCT Holdings and VRLP contained in this Paragraph 8(b) shall survive the expiration or earlier termination of this Agreement.

(c) Record Keeping. SCT Holdings shall utilize, or cause the SCT Lessees to utilize, an accounting system for the Facilities in accordance with its usual and customary practices and in accordance with GAAP, which will accurately record all Net Operating Income, and SCT Holdings or the SCT Lessees shall retain, for at least five (5) years after the expiration of each Lease Year, the accounting books and records supporting the determination of Net Operating Income for such Lease Year. VRLP, at its own expense except as provided herein, shall have the right from time to time by its accountants or representatives to audit the information set forth in any Officer’s Certificate and, in connection with such audits, to examine SCT Holdings’ and any SCT Lessee’s books and records (upon reasonable notice during customary business hours) with respect thereto (including supporting data and sales and excise tax returns) subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including such limitations as may be necessary to preserve the confidentiality of the facility-patient relationship and the physician-patient privilege and/or other similar privilege or confidentiality obligations.

(d) INTENTIONALLY OMITTED

(e) Quarterly Meetings; Facility Level Meetings and Reviews. On a quarterly basis, SCT Holdings shall permit, and, upon request by VRLP, shall make appropriate arrangements for, VRLP and/or its representatives to discuss the affairs, operations, finances and accounts of SCT Holdings, each SCT Lessee and SC OpCo with, and be advised as to the same by, senior officers of SCT Holdings or SC OpCo (and such of SCT Holdings’ or SC OpCo’s independent accountants and other financial advisors as would be relevant to the topic(s) of the particular meeting), all as VRLP may reasonably deem appropriate for the purpose of verifying any report(s) delivered by SCT Holdings to VRLP under this Agreement or by the SCT Lessees under the Property Leases, or for otherwise ascertaining compliance with this Agreement by SCT Holdings or compliance with the Property Leases by the SCT Lessees, or the business, operational or financial condition of SCT Holdings, each SCT Lessee, SC OpCo and/or any of the Facilities. Without limitation of the foregoing, from time to time promptly following receipt of written notice from VRLP to SCT Holdings (and in any event within five (5) Business Days of such receipt), SCT Holdings shall permit, and shall make appropriate arrangements for, VRLP and/or VRLP’s representatives to discuss the business, operational and financial condition of specific Facilities designated by VRLP with, and be advised as to the same by, appropriate personnel of SCT Holdings, the SCT Lessees and SC OpCo having operational and accounting responsibilities for the Facilities so specified by VRLP, and to review, and make abstracts from and copies of, the books, accounts and records of SCT Holdings, the SCT Lessees and SC OpCo relative to any such Facilities. Unless otherwise agreed in writing by VRLP and SCT Holdings, all of the discussions, reviews, abstracting and copying referenced in this Paragraph 8(e) shall occur during normal business hours.

(f) SCT Holdings agrees that SCT Holdings’ chief executive officer and chief financial officer shall be made available by SCT Holdings, upon two (2) Business Days prior verbal and electronic notice from VRLP or any Ventas Lessor (or five (5) Business Days if an in-person meeting is required), to hold meetings with, make presentations to and/or answer questions and inquiries by investment advisers, analysts, underwriters, bankers and other lenders, rating agencies and other persons and organizations designated by VRLP or any Ventas Lessor in connection with transactions conducted by VRLP or any Ventas Lessor from time to time. SCT Holdings shall not be required to incur any out-of-pocket expenses (other than nominal expenses) in connection with any such request by VRLP or any Ventas Lessor.

9. Additional Covenants of SCT Holdings.

(a) Indebtedness of SCT Holdings. SCT Holdings shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any indebtedness, provided, that SCT Holdings may be an obligor under any Equipment Financing.

(b) INTENTIONALLY OMITTED.

(c) Modification of Organizational Documents. SCT Holdings shall not, without the prior written consent of VRLP in each instance, permit any amendment of its certificate of formation and operating agreement, or amend the certificate of formation or operating agreement of any of the SCT Lessees.

10. Limitation on Liability. If SCT Holdings is awarded a money judgment against VRLP, then SCT Holdings’ sole recourse for satisfaction of such judgment shall be limited to execution against VRLP’s’ ownership interest in the Ventas Lessors. In no event shall any trustee, stockholder, shareholder, member, manager, partner, employee, officer, director or beneficiary of VRLP be personally liable for the obligations of VRLP or any Ventas Lessor hereunder. Except to the extent provided in the terms of any Lease Guaranty or any other Parent guaranty or indemnity, in no event shall any trustee, shareholder, member, guarantor, partner, employee, officer or beneficiary of SCT Holdings be personally liable for any of the obligations of SCT Holdings hereunder.

11. Facility Mortgages.

(a) Cooperation in Obtaining Facility Mortgages. SCT Holdings and the SCT Lessees agree to reasonably cooperate with VRLP and the Ventas Lessors to assist VRLP and the Ventas Lessors in obtaining new Facility Mortgages and/or a refinancing of the Existing Facility Mortgages and/or otherwise obtaining additional mortgage debt secured by the Facilities (any of the foregoing referred to herein as a “Facility Mortgage Refinancing”), with respect to the Ventas Lessors’ fee or leasehold interests, as applicable, in the Facilities. Subject to the execution of a reasonably satisfactory confidentiality agreement, and provided there is no violation of (i) any security, health, safety or confidentiality requirements of any Governmental Authority or imposed by applicable law or regulations and/or (ii) any SCT Lessee’s ordinary business practices and standard resident agreements, if any, requiring such SCT Lessee to maintain the confidential nature of certain personal information relating to individual residents living in the Facility, SCT Holdings shall, and shall cause the SCT Lessee to, provide such information as is reasonably requested by VRLP or any proposed Facility Mortgagee with respect to SCT Holdings, the SCT Lessees, SC OpCo or the operation of any Facility to facilitate in obtaining such Facility Mortgage or Facility Mortgage Refinancing. Neither SCT Holdings nor any SCT Lessee shall have any right to approve the terms of any Facility Mortgage or Facility Mortgage Refinancing, and VRLP may, and may cause the applicable Ventas Lessor to, obtain any Facility Mortgage or Facility Mortgage Refinancing as it may determine in its sole discretion, so long as the terms of any Facility Mortgage or Facility Mortgage Refinancing do

not materially increase the obligations of any Lease Party under the Lease Documents or any Transaction Party under the Transaction Documents or materially reduce their rights thereunder. SCT Holdings and the SCT Lessees shall fully and timely comply with all of the covenants and obligations of VRLP, its Affiliates, or the owner of the applicable Facility(ies) set forth or contained in any Facility Mortgage that satisfies the conditions set forth in the preceding sentence, and any documents related thereto, other than making principal and interest payments.

(b) INTENTIONALLY OMITTED.

(c) INTENTIONALLY OMITTED.

(d) INTENTIONALLY OMITTED.

(e) Subordination. VRLP and SCT Holdings hereby acknowledge and agree that the SCT Lessees’ interests under the Property Leases and the SCT Lessees’ leasehold interests in and to the Facilities are junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to the lien of any one or more Facility Mortgages now or hereafter in force and effect upon or encumbering the Ventas Lessors’ interests in the Facilities, or any portion thereof, and to all collateral assignments by the Ventas Lessors to any third party or parties of any of the Ventas Lessors’ rights under the Property Leases or the rents, issues and profits thereof or therefrom as security for any liability or indebtedness, direct, indirect or contingent, of the Ventas Lessors to such third party or parties, and to all future modifications, extensions, renewals, consolidations and replacements of, and all amendments and supplements to, any such Facility Mortgage, Facility Mortgages or assignments; provided that, in connection with any Facility Mortgage placed upon the Facilities after the date hereof, VRLP shall (or shall cause the applicable Ventas Lessor(s) to) obtain a subordination, non-disturbance and attornment agreement on such Facility Mortgagee’s commercially reasonable standard form (the “SNDA”), which SNDA shall acknowledge the subordination of the Property Leases described in this Paragraph 11(e) and shall provide, among other things, that, if the Facility Mortgagee or any other person acquires title to the applicable Facility, so long as the applicable SCT Lessee is not in default (beyond the expiration of any applicable notice and/or grace period) under the applicable Property Lease, the applicable SCT Lessee’s leasehold estate, possession and occupancy of the applicable Facility under the applicable Property Lease shall not be disturbed; and provided further, that SCT Holdings shall cause the SCT Lessees to enter into, execute and deliver promptly to the requesting party any commercially reasonable SNDA that a holder of a Facility Mortgage executes in accordance with the terms of this Paragraph 11(e).

12. Representations and Warranties.

(a) Representations of SCT Holdings. To induce VRLP to enter into this Agreement, SCT Holdings represents and warrants to VRLP as follows:

(i) Status and Authority of SCT Holdings. SCT Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. SCT Holdings has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. SCT Holdings is duly qualified and is in good standing, to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification.

(ii) Action of SCT Holdings. SCT Holdings has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the valid and binding obligation and agreement of SCT Holdings, enforceable against SCT Holdings in accordance with its terms.

(iii) No Violations of Agreements. Subject to obtaining the required consents contemplated by the Securities Purchase Agreement, neither the execution, delivery or performance of this Agreement by SCT Holdings, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Facility or any property or assets of SCT Holdings pursuant to the terms of, any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which SCT Holdings is bound.

(iv) Litigation. SCT Holdings has received no written notice and, to SCT Holdings’ knowledge, no action or proceeding is pending or threatened which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

(v) HCG Management Agreements. Attached hereto as Schedule 6 is a true and complete description of each of the HCG Management Agreements. There are no management or other similar agreements in effect at any of the Facilities except for the HCG Management Agreements.

(b) Representations of VRLP. To induce SCT Holdings to enter into this Agreement, VRLP represents and warrants to SCT Holdings as follows.

(i) Status and Authority of VRLP. VRLP is a duly organized, validly existing limited partnership and in good standing under the laws of the State of Delaware, and has all requisite power and authority under the laws of such State to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. VRLP is duly qualified and is in good standing in each jurisdiction in which the nature of the business conducted by it requires such qualification.

(ii) Action of VRLP. VRLP has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and, upon the execution and delivery of this Agreement by VRLP, it shall constitute the valid and binding obligation and agreement of VRLP, enforceable against VRLP in accordance with its terms.

(iii) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by VRLP, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Facility or any of the property or assets of VRLP pursuant to the terms of, any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which VRLP is bound.

(iv) Litigation. No investigation, action or proceeding is pending and, to VRLP’s’ knowledge, no action or proceeding is pending or threatened which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

13. INTENTIONALLY OMITTED.

14. Notices. All notices, approvals, requests, consents and other communications (“Notices”) given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when actually received if either (i) hand delivered or (ii) sent by facsimile transmission with evidence of receipt of delivery; (b) two (2) days after the same was deposited in a regularly maintained receptacle for the deposit of United States mail, sent by registered or certified mail, postage and charges prepaid; or (c) the next Business Day if sent via a national overnight delivery service, addressed as follows or at such other address as either party may specify from time to time by at least five (5) days prior Notice to the other party of the changed address:

If to SCT Holdings:	c/o Senior Care, Inc.
Plaza II Office Building
9510 Ormsby Station Road
Louisville, Kentucky 40223
	Attention:	President
	Facsimile:	(502) 753-6101
with a copy to:

c/o Senior Care, Inc.
Plaza II Office Building
9510 Ormsby Station Road
Louisville, Kentucky 40223
	Attention:	General Counsel
	Facsimile:	(502) 753-6104

If to VRLP:	Ventas Realty, Limited Partnership
c/o Ventas, Inc.
111 South Wacker Drive
Suite 4800
Chicago, Illinois 60606
	Attention:	Lease Administration
	Facsimile:	Facsimile: (312) 660-3850

with a copy to:
Ventas, Inc.
10350 Ormsby Park Place
Suite 300
Louisville, Kentucky 40223
	Attention:	General Counsel
	Facsimile:	(502) 357-9001

15. No Waiver. No course of dealing between VRLP and SCT Holdings, or any delay or omission of VRLP or SCT Holdings to insist upon a strict performance of any term or condition of this Agreement, shall be deemed a waiver of any right or remedy that such party may have, and shall not be deemed a waiver of any subsequent breach of such term or condition.

16. Invalidity. If any provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect.

17. Counterparts. This Agreement may be executed in two (2) or more counterparts, which taken together shall be deemed one (1) original.

18. Cumulative. Except as otherwise expressly provided in this Agreement, all rights and remedies of VRLP and SCT Holdings herein shall be cumulative and none shall be exclusive of any other or of any rights and remedies allowed by law.

19. Governing Law. This Agreement was negotiated in the State of Delaware, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. In all respects, the internal laws of the State of Delaware (without regard to principles of conflicts of laws) and any applicable laws of the United States of America shall govern and shall be used to construe the validity, enforceability and construction of the obligations of the parties set forth herein. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied as aforesaid in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other party or parties hereto of the name and address of such agent, and (2) that service of process may, to the fullest extent permitted by law, also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint the Secretary of the State of Delaware, as such agent. Notwithstanding the foregoing, the laws of the applicable Facility State shall apply to the perfection and priority of liens upon and the disposition of and the exercise of any remedies by VRLP under this Agreement with respect to any Facility. Without limiting the jurisdiction of the courts of or sitting in the State of Delaware, the parties hereto will submit to jurisdiction and the laying of venue for any suit on this Agreement in the Commonwealth of Kentucky.

20. Successors and Assigns; Relationship. The covenants, terms, conditions, provisions, and undertakings in this Agreement shall extend to and be binding upon the permitted successors and assigns of the respective parties hereto, and shall be construed as covenants running with the land. This Agreement does not create a partnership, joint venture, or other type of ownership inconsistent with this Agreement, and neither VRLP nor SCT Holdings shall make any representation to the contrary. VRLP shall have the right to assign or otherwise transfer any of its rights or obligations under this Agreement without the consent of SCT Holdings. SCT Holdings may not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of VRLP, to be granted or withheld within its sole discretion.

21. Entire Agreement. Except for the provisions contained in the other Lease Documents and Transaction Documents, this Agreement, together with any exhibits attached hereto, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and of the Property Leases. There are no oral understandings, terms, or conditions, and neither party has relied upon any representation, express or implied, with respect to the subject matter hereof not contained in this Agreement, the other Lease Documents, and the Transaction Documents. All prior understandings, terms, or conditions with respect to the subject matter hereof are deemed merged in this Agreement and the Property Leases. This Agreement cannot be changed or supplemented orally, but may be modified or amended only by a written instrument executed by the parties. Any disputes regarding the interpretation of any portion of this Agreement shall not be presumptively construed against the drafting party.

22. Survival. SCT Holdings’ indemnity obligations herein shall survive termination of this Agreement for a period of one (l) year.

23. Time. Time is of the essence in every particular of this Agreement, including, without limitation, obligations for the payment of money.

24. Captions and Headings. The captions and headings in this Agreement have been inserted herein only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Agreement.

25. Waiver of Jury Trial. TO THE EXTENT ALLOWED BY APPLICABLE LAW, SCT HOLDINGS, EACH SCT LESSEE AND VRLP HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

THIS PROVISION IS A MATERIAL INDUCEMENT TO VRLP ENTERING INTO THIS AGREEMENT.

26. ARL Guaranty. At the time of SCT Holdings’ execution of this Agreement, SCT Holdings shall cause the Guaranty of Agreement Regarding Leases in the form of Exhibit A attached hereto (as the same may be amended, renewed, supplemented, extended or modified from time to time, “ARL Guaranty”) to be delivered to VRLP.

27. INTENTIONALLY OMITTED

28. Joinder by Manager. Prior to the engagement of a new Manager or replacement of an existing Manager at any Facility in accordance with the terms of the Property Leases (other than replacement by Landlord of the Manager pursuant to Section 8.4.2.2 of the Property Leases), and as a condition to the effectiveness of any Facility Management Agreement with such Manager, SCT Holdings shall cause the Manager in question to execute a joinder to this Agreement for the limited purposes of (a) acknowledging and agreeing that Ventas and SCT Holdings are entitled to be third party beneficiaries in each of the Facility Management Agreements to which it is a party, (b) acknowledging and agreeing to the right of VRLP and hereby granting to VRLP the right to terminate any or all of the Facility Management Agreements upon the occurrence and during the continuation of any Major Management Termination Event, and (c) acknowledging, agreeing, and authorizing, to the extent required by applicable law, that payments due to each Manager are hereby subordinated to the SCT Rent Payments and other payments required hereunder or under any Property Lease, and that any amounts paid to each Manager following and during the continuance of an Event of Default under this Agreement shall be paid to VRLP, without offset, abatement, demand or deduction, unless the applicable Ventas Lessor has made such demand for payment under the applicable Property Lease. All payments made by Tenant or any of its Affiliates to any Manager shall be deemed to be made in trust, to be retained by such Manager and released from trust for any period in question only upon payment of all amounts due VRLP hereunder and the Ventas Lessors under the Property Leases for the same period.

29. Joinder by SCT Lessees. Each of the SCT Lessees has joined into this Agreement for the limited purposes of (i) acknowledging and agreeing that, if an Event of Default (as defined hereunder or in the applicable Property Lease) has occurred and is continuing, VRLP shall have the right to exercise its remedies as set forth herein, (ii) acknowledging and agreeing to the right of VRLP, and hereby granting to VRLP the right, to terminate any or all of the Facility Management Agreements upon the occurrence and during the continuation of any Major Management Termination Event as set forth in the Property Leases (subject to any applicable notice and cure rights, if any, as set forth herein), and (iii) acknowledging, agreeing, and authorizing, to the extent required by applicable law, that payments due to any Manager are hereby subordinated to the SCT Rent Payments or any other payments required hereunder, and that any amounts paid to a Manager following and during the continuance of an Event of Default under this Agreement shall be paid to VRLP upon demand therefor, without offset, abatement, demand or deduction. All payments made by any SCT Lessee or any of their Affiliates to any Manager shall be deemed made in trust, to be retained by such Manager and released from trust for any period in question only upon payment of all amounts due VRLP hereunder for the same period. SCT Holdings shall cause any permitted assignee of any SCT Lessee or any new tenant under any Property Lease to execute a joinder to this Agreement for the purposes set forth in this Paragraph 29, as a condition to the effectiveness of any such assignment, Property Lease or Other Lease , as applicable.

30. INTENTIONALLY OMITTED.

31. INTENTIONALLY OMITTED.

32. Security Deposit/Letter of Credit.

(a) Security Deposit/Letter of Credit. SCT Holdings shall, upon the execution of this Agreement by SCT Holdings, either (i) cause to be deposited with VRLP cash in the amount of the Security Amount (the “Security Deposit”), or (ii) subject to Paragraph 32(f), cause to be delivered to VRLP a letter of credit (the “Letter of Credit”) issued in favor of VRLP in the amount of the Security Amount, as security for the performance and observance by SCT Holdings of the terms, conditions and provisions of this Agreement and as security for the performance and observance by each of the SCT Lessees of the terms, conditions and provisions of the Property Leases and this Agreement, including, without limitation, the surrender of possession of the Facilities by the SCT Lessees as provided in the Property Leases and/or under this Agreement. Upon the occurrence and during the continuance of an Event of Default, VRLP may draw upon the Letter of Credit or apply any portion of the Security Deposit to the extent required for the payment of any sum as to which SCT Holdings, the SCT Lessee(s) is in default under this Agreement, the Property Lease(s) or any other Lease Document to which the applicable Event of Default relates or for any sum which VRLP may have expended or may be required to expend by reason of the occurrence of such Event of Default, including any damages or deficiency accrued before or after summary proceedings or other re-entry by any Ventas Lessor pursuant to any Property Lease or this Agreement. If VRLP draws upon the Letter of Credit and applies or retains any portion or all of the sum received upon such draw, or applies any portion of the Security Deposit, SCT Holdings shall forthwith take such action as is necessary to restore the face amount of the Letter of Credit to the Security Amount or pay any deficiency to VRLP in accordance with Paragraph 32(d) hereof, such that the Letter of Credit or Security Deposit, as applicable, is at all times equal to the Security Amount. If SCT Holdings posts a Security Deposit pursuant to the terms hereof, unless a Facility Mortgagee requires otherwise, the Security Deposit shall be deposited by VRLP in a segregated account of VRLP or with Facility Mortgagee in the sole discretion of VRLP (the “Security Deposit Account”) and shall be invested in Short-Term Treasury Securities selected by VRLP. Within twenty (20) days following the end of each Fiscal Quarter in any Lease Year, (A) VRLP shall pay to SCT Holdings the interest accrued in the Security Deposit Account with respect to such quarter (the “Security Deposit Interest”) provided, that if the Security Deposit Account is held by a Facility Mortgagee, then the Security Deposit Interest shall be the net interest relating to the Security Deposit Account that Facility Mortgagee pays to VRLP, and (B) SCT Holdings shall pay to VRLP a quarterly administration fee in respect of such Fiscal Quarter in the amount of Two Thousand Five Hundred Dollars ($2,500.00) (the “Security Deposit Administration Fee”). VRLP may offset against any payment of Security Deposit Interest the amount of any Security Deposit Administration Fee due in any such quarter or preceding quarter. The Security Deposit Interest and Security Deposit Administration Fee shall be prorated accordingly with respect to any partial calendar quarter occurring during the Term.

(b) Letter of Credit Requirements. The Letter of Credit shall be an irrevocable, unconditional letter of credit with an initial term of not less than one year from the Commencement Date of this Agreement. Without further act or instrument required by VRLP, the Letter of Credit shall be automatically renewed for successive one year periods throughout the remainder of the Term unless, not less than 30 days prior to the then current expiration date of the Letter of Credit, the issuing bank notifies VRLP of its intention not to renew the Letter of Credit. The Letter of Credit (or any renewal, extension or replacement thereof) shall continue in full force and effect and shall be maintained in its full face amount for two full calendar months beyond the expiration of the Term of this Agreement (including any extension of the Term hereof). The Letter of Credit shall (i) be negotiable and freely transferable in connection with a sale or transfer of the Facilities or the interests in the Ventas Lessors; (ii) be issued by a national banking association reasonably acceptable to VRLP; (iii) provide for payment of all or any portion of the face amount of the Letter of Credit to VRLP upon the receipt by the issuing bank of a statement signed by a representative of VRLP that VRLP is drawing such amount under this Agreement (with the original or a copy of the Letter of Credit attached and no other documentation required); and (iv) be otherwise in form and substance reasonably satisfactory to VRLP. VRLP’s’ receipt of notice from the issuing bank of its intention not to renew the Letter of Credit or SCT Holdings’ failure to deliver a renewal or replacement Letter of Credit shall entitle VRLP to draw the full face amount of the Letter of Credit and retain such sum as a Security Deposit hereunder in lieu of the Letter of Credit. SCT Holdings’ failure to maintain the Letter of Credit or to provide VRLP with a replacement Letter of Credit or a Security Deposit, in each case, meeting the requirements hereof, on or prior to the thirtieth (30th) day prior to the then current expiration date of any Letter of Credit shall constitute an Event of Default hereunder.

(c) Change in Security Amount Based on Portfolio Coverage Ratio.

(i) Beginning on the third anniversary of the date hereof, so long as no Event of Default has occurred and is continuing hereunder or under the other Lease Documents or Transaction Documents, if the Facilities maintain a Portfolio Coverage Ratio equal to or greater than 1.25 to 1.00 on an aggregate basis for six (6) consecutive months, the Security Amount shall be reduced to an amount equal to three (3) months of aggregate Base Rent, as of the date thereof, under the Property Leases, and VRLP shall, as applicable, (A) cause the applicable excess amount of the Security Deposit to be promptly returned to the party entitled thereto or (B) cooperate with SCT Holdings to allow it to replace the Letter of Credit, or cause a reduction in the face amount of the Letter of Credit, such that the face amount of the replaced or reduced Letter of Credit shall be equal to three (3) months of aggregate Base Rent, as of the date thereof, under the Property Leases. If, following a decrease of the Security Amount pursuant to the preceding sentence, either an Event of Default occurs hereunder or the Portfolio Coverage Ratio for any three consecutive calendar months is less than 1.25 to 1.00, then the Security Amount shall be increased to an amount equal to six (6) months of aggregate Base Rent, as of the date thereof, under the Property Leases, and SCT Holdings shall, within five (5) days thereafter, replenish the Security Deposit or cause an increase in the face amount of the Letter of Credit accordingly, as applicable.

(ii) Beginning on the third anniversary of the date hereof, so long as no Event of Default has occurred and is continuing hereunder or under the other Lease Documents or Transaction Documents, if the Facilities maintain a Portfolio Coverage Ratio equal to or greater than 1.50 to 1.00 on an aggregate basis for six (6) consecutive months, the Security Amount shall be reduced to an amount equal to one (1) month of aggregate Base Rent, as of the date thereof, under the Property Leases, and VRLP shall, as applicable, (A) cause the applicable excess amount of the Security Deposit to be promptly returned to SCT Holdings or (B) cooperate with SCT Holdings, to allow it to replace the Letter of Credit, or cause a reduction in the face amount of the Letter of Credit, such that the face amount of the replaced or reduced Letter of Credit shall be equal to one (1) month of aggregate Base Rent, as of the date thereof, under the Property Leases. If, following a decrease of the Security Amount pursuant to the preceding sentence, either an Event of Default occurs hereunder or the Portfolio Coverage Ratio for any three consecutive calendar months is less than 1.25 to 1.00, then the Security Amount shall be increased to an amount equal to six (6) months of aggregate Base Rent, as of the date thereof, under the Property Leases and SCT Holdings shall, within five (5) days thereafter, replenish the Security Deposit or cause an increase in the face amount of the Letter of Credit accordingly, as applicable. If, following a decrease of the Security Amount pursuant to the first sentence in this subsection (ii), the Portfolio Coverage Ratio for any three consecutive calendar months is less than 1.50 to 1.00 but equal to or greater than 1.25 to 1.00 and no Event of Default has occurred within such three (3) month period, then the Security Amount shall be increased to an amount equal to three (3) months of aggregate Base Rent, as of the date thereof, under the Property Leases and SCT Holdings shall within five (5) days thereafter, replenish the Security Deposit or cause an increase in the face amount of the Letter of Credit accordingly, as applicable.

(d) Base Rent Increases; Restoration of Security Amount. In addition to any changes in the Security Amount as provided in Paragraph 32(c) above, SCT Holdings, within five (5) days after any increase in Base Rent hereunder, shall deposit with VRLP cash in, or, if SCT Holdings has chosen to post a Letter of Credit pursuant to Paragraph 32(a), increase the face amount of the Letter of Credit by, the amount necessary to ensure that the Security Deposit or Letter of Credit, as applicable, hereunder continues to be equal to six (6) months of aggregate Base Rent under the Property Leases, or three (3) months or one (1) month, of aggregate Base Rent under the Property Leases, as applicable, pursuant to the terms of Paragraph 32(c) hereof. If SCT Holdings fails to provide VRLP with a replacement Letter of Credit that complies with the requirements of this Paragraph 32 on or prior to the thirtieth (30th) day before the applicable expiration date of the Letter of Credit, then VRLP may draw the full amount of the Letter of Credit and retain the proceeds thereof as security for and payment in respect of the amounts due under this Agreement and the Property Leases. In the event the Security Deposit (or any portion thereof) is applied (or drawn upon from time to time in full or partial amounts in the case of the Letter of Credit and any renewals or replacements thereof) by VRLP on account of any Event(s) of Default or in accordance with the preceding sentence or Paragraph 32(a), SCT Holdings shall replenish said Security Deposit in full, within ten (10) days after demand therefor, by paying to VRLP the amount so applied or, in the case of the Letter of Credit, restoring the Letter of Credit to its full Security Amount and, in the case of a Letter of Credit, if SCT Holdings fails to so restore, then VRLP may present the Letter of Credit for payment in part or in full and retain the proceeds thereof as security for and payment in respect of the amounts due under this Agreement and the Property Leases. SCT Holdings’ failure to timely replenish and restore the Security Deposit or the Letter of Credit, as applicable, as aforesaid shall be an Event of Default. If: (i) no Event of Default or Major Management Termination Event has occurred hereunder or under the Property Leases and (ii) SCT Holdings and the SCT Lessees have fully performed and satisfied all of their obligations under the Lease Documents, then the Security Deposit, or the remaining unapplied portion thereof, shall be paid or returned to SCT Holdings, or, in the case of the Letter of Credit, the Letter of Credit shall be returned to SCT Holdings, in each case, within sixty (60) days after the expiration or termination of this Agreement and the surrender of the Facilities to VRLP and its Affiliates in the condition required pursuant to the Property Leases; provided, however, that VRLP may retain an amount, as it shall reasonably determine, to secure the payment of any Master Rent or other amounts due under the Lease Documents, the amount of which VRLP is then unable to determine finally (and VRLP shall return any such retained amount to SCT Holdings promptly following the final determination of such Master Rent and other amounts and the full payment to VRLP of such Master Rent and other amounts). The Security Deposit or Letter of Credit, as applicable, shall not be deemed an advance payment of Master Rent or a measure of VRLP’s or any Ventas Lessor’s damages for any default hereunder or under the Property Leases or other Lease Documents by SCT Holdings or any of its Affiliates, nor shall it be a bar or defense to any action that VRLP or any Ventas Lessor may at any time commence against SCT Holdings or any of its Affiliates.

(e) Notwithstanding anything to the contrary contained in this Paragraph 32, the Security Amount under this Agreement shall in no event exceed the Maximum Security Amount. If at any time the Security Amount as calculated pursuant to this Paragraph 32 exceeds the Maximum Security Amount, then the Security Amount shall be deemed to be the Maximum Security Amount.

(f) Notwithstanding anything to the contrary contained in this Paragraph 32, if SCT Holdings has delivered a Letter of Credit to VRLP pursuant to Paragraph 32(a) hereof, then on or prior to the date that is two (2) years prior to the Expiration Date of the Initial Term, SCT Holdings shall deposit with VRLP an amount equal to one month of the then current Base Rent, which VRLP shall hold as a partial Security Deposit in accordance with Paragraph 32(a) hereof (the “Partial Security Deposit”) and which shall constitute a Security Deposit for purposes of this Agreement. Following such deposit of the Partial Security Deposit, SCT Holdings shall be permitted to reduce the face amount of the Letter of Credit by an amount equal to the Partial Security Deposit, provided that (1) the aggregate amount of the Letter of Credit and the Partial Security Amount during the Term shall in no event be less than the Security Amount and (2) the Partial Security Deposit during the Term shall in no event be less than one month of Base Rent at any time, and (3) SCT Holdings shall otherwise comply with the provisions of this Paragraph 32.

33. Public Offering/Filing Information. SCT Holdings specifically agrees that VRLP may include financial statements and other information concerning SCT Holdings, the SCT Lessees, SC OpCo and the operation of the Facilities that does not violate the confidentiality of the facility-resident relationship and the physician-resident privilege under applicable laws, in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of VRLP’s (or any VRLP’s’ Parent’s) securities or interests, and in any registration statement, report or other document permitted or required to be filed under applicable federal and state laws, including those of any successor to VRLP. SCT Holdings agrees to provide such other reasonable information with respect to SCT Holdings, the SCT Lessees, SC OpCo and the Facilities that may be necessary or appropriate to facilitate a private placement or public offering or to satisfy the SEC or regulatory disclosure requirements. SCT Holdings agrees to cause its independent auditors, at VRLP’s cost, to consent, in a timely manner, to the inclusion of their audit report issued with respect to such financial statements in any registration statement or other filing under federal and state laws and to provide the underwriters participating in any offering of securities or interests of VRLP (or any VRLP’s Parent) with a standard accountant’s “comfort” letter with regard to the financial information of SCT Holdings, the SCT Lessees or SC OpCo included or incorporated by reference into any prospectus or other offering document. SCT Holdings also agrees to make available to any underwriter participating in an offering of VRLP’s (or VRLP’s Parent’s) securities or interests, and any attorney, accountant or other agent or representative retained by an underwriter (such underwriter and other persons and entities, individually and collectively, an “Inspector”), all financial and other records and pertinent corporate documents of SCT Holdings, the SCT Lessees or SC OpCo as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause SCT Holdings’, SC OpCo’s and each SCT Lessee’s directors, officers and employees to supply all information requested by any such Inspector in connection with such offering. Prior to submission or circulation of any such offering memoranda, prospectuses or similar publications, VRLP shall provide to SCT Holdings copies of such documents for the purpose of reviewing same. Upon request of VRLP, SCT Holdings shall notify VRLP of any necessary corrections to information VRLP (or any VRLP’s Parent) proposes to publish within a reasonable period of time (not to exceed three (3) Business Days) after being informed thereof by VRLP. Without limiting the foregoing, SCT Holdings shall provide or cause to be provided to VRLP such documents, records, information, and assistance and take such actions, in each case as required under this Paragraph 33, promptly and in any event within such time periods to permit VRLP (or any VRLP’s Parent) to make all filings required by the SEC or any other Governmental Authority in a timely fashion under applicable laws. VRLP shall reimburse SCT Holdings for its reasonable out-of-pocket expenses incurred in connection with its compliance with this Paragraph 33.

34. Indemnity

(a) INTENTIONALLY OMITTED.

(b) SCT Holdings shall indemnify and save VRLP, its Affiliates, its direct and indirect Parents, directors, employees, agents and each Person, if any, who controls VRLP or any such Affiliate within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, (each such party, an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from and against (i) any and all claims against any of them of whatever nature arising from any act, omission or negligence of SCT Holdings, its contractors, licensees, subtenants, agents, servants, employees, invitees or visitors, (ii) all claims against any Indemnified Party arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term of this Agreement or the term of any Property Lease in or about the Facilities or in connection with any other Lease Documents, and (iii) all damages resulting from any breach, violation or non-performance of any covenant, condition or agreement in this Agreement or the Property Leases any of the other Lease Documents set forth and contained on the part of SCT Holdings or the SCT Lessees to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, consequential damages, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon (including, without limitation, reasonable attorneys’ fees), and the defense thereof.

35. Special Purpose Entity Covenants of SCT Holdings.

(a) Until (i) this Agreement and all of the Property Leases have expired or otherwise have terminated and (ii) all amounts due and owing to VRLP under this Agreement and to the Ventas Lessors under the Property Leases have been paid in full, SCT Holdings hereby represents, warrants and covenants that SCT Holdings is, shall be and shall continue to be a Special Purpose Entity.

(b) As used in this Agreement, “Special Purpose Entity” shall mean a limited liability company which at all times on and after the date hereof:

(i) is organized solely for the purpose of owning 100% of the limited liability company interests in each of the SCT Lessees and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(ii) is not engaged and will not engage in any business unrelated to the ownership of 100% of the limited liability company interests in each of the SCT Lessees and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(iii) does not have and will not have any assets other than those related to its limited liability company interests in the SCT Lessees;

(iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of membership interests or amendment of its certificate of formation and operating agreement with respect to the matters set forth in this definition;

(v) INTENTIONALLY OMITTED

(vi) has a certificate of formation and/or an operating agreement that provides that it will not: (A) dissolve, merge, liquidate, or consolidate; (B) sell all or substantially all of its assets or the assets of the SCT Lessees; or (C) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition, without, in each case, the consent of VRLP;

(vii) is solvent and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(viii) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(ix) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law;

(x) has maintained and will maintain its own records, books, resolutions and agreements;

(xi) has not commingled and will not commingle its funds or assets with those of any other Person and has not participated and will not participate in any cash management system with any other Person other than (A) the SCT Lessees after the SCT Lessees’ receipt of funds from their respective operations and their disbursement thereof to SCT Holdings, and (B) SC OpCo after the receipt of funds by SCT Holdings from its operations and its disbursement thereof to SC OpCo, in each case subject to the terms of the Lease Documents;

(xii) has held and will hold its assets in its own name;

(xiii) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than its Affiliate, except for services rendered under a management agreement with an Affiliate that complies with the terms contained in subparagraph (xxvii) below, so long as the manager, or equivalent thereof, under such management agreement holds itself out as an agent of SCT Holdings;

(xiv) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(xv) has paid and will pay its own liabilities and expenses and has not had and will not have any employees that are employed by any other Affiliate;

(xvi) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xvii) has and will have no indebtedness other than Equipment Financing and its obligations under this Agreement;

(xviii) other than Equipment Financing, has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for any Lease Guaranty executed in connection with the Property Leases and its obligations under Paragraph 4 and Paragraph 7 hereof and elsewhere in this Agreement;

(xix) has not and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate except the SCT Lessees;

(xx) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(xxi) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by SCT Holdings or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being SCT Holdings’ agent;

(xxii) has not pledged and will not pledge its assets for the benefit of any other Person other than in connection with Equipment Financing;

(xxiii) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of SCT Holdings and not as a division or part of any other Person, except for services rendered under a management agreement with an Affiliate that complies with the terms contained in subparagraph (xxvii) below, so long as the manager, or equivalent thereof, under such management agreement holds itself out as an agent of SCT Holdings;

(xxiv) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxv) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxvi) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(xxvii) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxviii) has not and will not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the amounts due under this Agreement and the amounts due under the Property Leases, and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the foregoing amounts is insufficient to pay such obligation;

(xxix) does not and will not have any of its obligations guaranteed by any Affiliate other than the ARL Guaranty and other than Equipment Financing; and

(xxx) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents is true and correct and will remain true and correct.

36. Earnouts.

Pursuant to the Securities Purchase Agreement, SCRE is obligated to pay any and all of the earnout payments due under the Earn-Out Purchase Agreements, as described on Schedule 4 attached hereto (the “Gross Earn-Out Payments”) directly to the sellers set forth therein within the applicable time periods and on the terms set forth therein for such payment. The payment and performance of such obligation shall be guaranteed under the Earn-Out Guaranty. Promptly following the payment of any Gross Earn-Out Payments by SCRE or Reichmann Guarantor, then SCT Holdings, as agent on behalf of such payor, shall provide to VRLP a written notice of such Gross Earn-Out Payment, which shall include a copy of all applicable notice and backup documentation provided by the applicable seller under the applicable Earn-Out Purchase Agreement with respect to such Gross Earn-Out Payment, proof of payment and any other supporting documentation reasonably relating to payment of such Gross Earn-Out Payment. Unless an Event of Default has occurred and is continuing, VRLP shall reimburse SCT Holdings, as agent on behalf of the applicable payor, in an amount equal to one hundred percent (100%) of the amount of any such Gross Earn-Out Payment (any such amounts paid by VRLP, an “Earn-Out Payment” or “Earn-Out Payments”), which Earn-Out Payments shall be added to the Lease Basis in accordance with the Property Leases provided, that, if the payment of any Gross Earn-Out Payment would cause a default under any of any of the Lease Documents or the Transaction Documents, including, without limitation, the breach of any financial covenants set forth herein and therein, VRLP shall have no obligation to make an Earn-Out Payment with respect to such Gross Earn-Out Payment. Upon receipt of any Earn-Out Payments, SCT Holdings shall, as agent on behalf of the applicable payor, pay the same to or at the direction of such payor. SCT Holdings, as agent on behalf of the applicable payor, acknowledges that VRLP shall have no obligation to pay any portion of any Earn-Out Payments that are payable to SCT Holdings following the occurrence and during the continuation of any Event of Default or if the payment of the underlying Gross Earn-Out Payment would cause a default as set forth in the preceding sentence. Any Earn-Out Payments shall be deemed added to the Lease Basis, for purposes of adjusting Base Rent, on the date that such payment is made by VRLP.

37. Other Leases.

Simultaneously with the execution of any Other Leases following the date hereof, SCT Holdings shall (1) cause any lessees under such Other Leases to execute a joinder to this Agreement in the form attached hereto as Exhibit C, and (2) execute and cause the SCT Lessees to (a) reaffirm their respective obligations and representations and warranties made hereunder, (b) execute an amendment to this Agreement updating, as applicable, the list of the Facilities and the lessor and lessee applicable to each such Facility under Schedule 1, and increasing the Minimum Aggregate Licensed Bed Threshold in an amount equal to the number of licensed beds at such Facility as of the date of the subject Other Lease.

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38. Certain Remedies.

PARAGRAPH 6(b)(ii) OF THIS AGREEMENT PROVIDES FOR THE CONFESSION OF JUDGMENT AGAINST SCT HOLDINGS FOR MONEY. IN CONNECTION THEREWITH, SCT HOLDINGS KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND, UPON ADVICE OF SEPARATE COUNSEL, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. WITHOUT LIMITATION OF THE FOREGOING, SCT HOLDINGS HEREBY SPECIFICALLY WAIVES, TO THE FULLEST EXTENT LEGALLY WAIVABLE, ALL RIGHTS SCT HOLDINGS HAS OR MAY HAVE TO NOTICE AND OPPORTUNITY FOR A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT CONFESSED AGAINST SCT HOLDINGS HEREUNDER. SCT HOLDINGS ACKNOWLEDGES THAT THE EXECUTION OF THIS AGREEMENT BY VRLP HAS BEEN MATERIALLY INDUCED BY, AMONG OTHER THINGS, THE INCLUSION IN THIS AGREEMENT OF SAID RIGHT TO CONFESS JUDGMENT AGAINST SCT HOLDINGS. SCT HOLDINGS FURTHER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS SAID PROVISIONS WITH ITS INDEPENDENT LEGAL COUNSEL AND THAT THE MEANING AND EFFECT OF SUCH PROVISIONS HAVE BEEN FULLY EXPLAINED TO IT BY SUCH COUNSEL, AND AS EVIDENCE OF SUCH FACT AN AUTHORIZED OFFICER OF SCT HOLDINGS SIGNS HIS OR HER INITIALS IN THE SPACE PROVIDED BELOW.

(SCT Holdings Initials)

/s/ RLB

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39. Third Party Beneficiaries. The parties hereby agree and acknowledge that the Ventas Lessors shall be third party beneficiaries of all rights granted to VRLP under this Agreement.

40. Further Assurances. SCT Holdings and the SCT Lessees shall, upon request of VRLP from time to time, execute, deliver, and furnish such documents as may be necessary or appropriate to consummate fully the transactions contemplated under this Agreement.

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IN WITNESS WHEREOF, the parties have hereunto executed this Agreement the day and year first above written.

Witness:		VENTAS REALTY, LIMITED PARTNERSHIP,
a Delaware limited partnership

	/s/ Adhish Lal	By:	Ventas, Inc., a Delaware corporation, its general partner
Name:	Adhish Lal

/s/ Adam Gordon
Name:	Adam Gordon	By:	/s/ T. Richard Riney
		Name:	T. Richard Riney
		Title:	Executive Vice President and General Counsel

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Witness:		SENIOR CARE OPERATIONS HOLDINGS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Name:	Adhish Lal

		By:	/s/ Robin L. Barber
	/s/ Adam Gordon	Name:	Robin L. Barber
Name:	Adam Gordon	Title:	Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Each of the SCT Lessees joins into this Agreement Regarding Leases for the purposes set forth in Paragraph 6(b), Paragraph 6(d), Paragraph 29, Paragraph 37, and Paragraph 40 hereof:

SCT LESSEES:

Witness:	EC HALCYON OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	EC TIMBERLIN PARC OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	EC LITTLE AVENUE OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	EC FLORENCE OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	EC HAMILTON PLACE OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	LAS VILLAS DEL NORTE OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	RANCHO VISTA OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	POINT LOMA OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	LA MESA OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	MOUNTVIEW OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	GROSSMONT GARDENS OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	LAS VILLAS DE CARLSBAD OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC ONTARIO OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC MEDINA OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC WASHINGTON TOWNSHIP OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC SHIPPENSBURG OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL SAGAMORE HILLS OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL DILLSBURG OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL LEBANON OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL KINGSPORT OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL BLYTHEVILLE OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC MAUMELLE OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC MOUNTAIN HOME OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL POCAHONTAS OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC SHERWOOD OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	GATEWAY AT FLORENCE REHABILITATION HOSPITAL, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	MCCREARY HEALTH & REHABILITATION CENTER, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW COLONIAL HEALTH & REHABILITATION CENTER, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW GLASGOW HEALTH & REHABILITATION CENTER, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW GREEN VALLEY HEALTH & REHABILITATION CENTER, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW HART COUNTY HEALTH CARE, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW HERITAGE HALL HEALTH & REHABILITATION CENTER, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW JACKSON MANOR, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW JEFFERSON MANOR, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW JEFFERSON PLACE, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW MEADOWVIEW HEALTH & REHABILITATION CENTER, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW MONROE HEALTH & REHABILITATION CENTER, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW NORTH HARDIN HEALTH & REHABILITATION CENTER, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW PROFESSIONAL CARE HEALTH & REHABILITATION CENTER, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW ROCKFORD MANOR, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW SUMMERFIELD HEALTH & REHABILITATION CENTER, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	NEW TANBARK HEALTH CARE CENTER, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	SUMMIT MANOR HEALTH & REHABILITATION CENTER, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC NORTH RIDGE OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL LIMA OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL XENIA OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL ALLISON PARK OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC ALTOONA OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC BERWICK OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL BLOOMSBURG OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL CHIPPEWA OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL LEWISBURG OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC LEWISTOWN OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL LOYALSOCK OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC READING OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL SAXONBURG OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC SOUTH BEAVER OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC STATE COLLEGE OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL HENDERSONVILLE OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	AL KNOXVILLE OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	EC LEBANON OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	HIGHLANDS REGIONAL, LP, a Delaware limited partnership

	By:	UR Opco El Paso, LLC, its general partner

/s/ Adhish Lal
Adhish Lal
/s/ Robin L. Barber
/s/ Adam Gordon	Name:	Robin L. Barber
Adam Gordon	Title:	Secretary

Witness:	AL CHESTERFIELD OPERATIONS, LLC, a Delaware limited liability company

/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

Witness:	BCC MARTINSBURG OPERATIONS, LLC, a Delaware limited liability company
/s/ Adhish Lal
Adhish Lal		/s/ Robin L. Barber
	Name:	Robin L. Barber
/s/ Adam Gordon	Title:	Secretary
Adam Gordon

STATE OF NEW YORK        )

                                                  ) ss:

COUNTY OF NEW YORK    )

On the 1st day of November, 2006 before me, the undersigned, personally appeared T. Richard Riney, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument on behalf of VENTAS REALTY, LIMITED PARTNERSHIP and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signatures on the instrument, such entity upon behalf of which the individual acted, executed the instrument.

/s/ Mal E. Serure
(Notary Seal)	Signature and Office of Individual Taking
Acknowledgement

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On the 1st day of November, 2006 before me, the undersigned, personally appeared Robin L. Barber, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument on behalf of SENIOR CARE OPERATIONS HOLDINGS, LLC and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signatures on the instrument, such entity upon behalf of which the individual acted, executed the instrument.

/s/ Mal E. Serure
(Notary Seal)	Signature and Office of Individual Taking Acknowledgement

COLLECTIVE ACKNOWLEDGMENT WITH RESPECT TO ALL ENTITIES COMPRISING

SCT LESSEES

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On the 1st day of November, 2006 before me, the undersigned, personally appeared Robin L. Barber, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument on behalf of each of the entities listed as an “SCT Lessee” on the preceding signature pages and acknowledged to me that he/she executed the same in his/her capacities and that by his/her signatures on the instrument, such entities upon behalf of which the individual acted, executed the instrument.

/s/ Mal E. Serure
(Notary Seal)	Signature and Office of Individual Taking Acknowledgement

EXHIBIT A

Form of Guaranty

GUARANTY OF AGREEMENT REGARDING LEASES

THIS GUARANTY OF AGREEMENT REGARDING LEASES (this “Guaranty”) is made and entered into to be effective as of November     , 2006 (the “Effective Date”), by SENIOR CARE, INC., a Delaware corporation (“Guarantor”) in favor of VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (“VRLP”).

R E C I T A L S :

WHEREAS, as of the Effective Date, VRLP and Senior Care Operations Holdings, LLC, a Delaware limited liability company (“SCT Holdings”), have executed and delivered that certain Agreement Regarding Leases (as the same may be renewed, extended, amended or modified from time to time, with or without notice to Guarantor, the “Agreement Regarding Leases”), pertaining to the Facilities referred to therein;

WHEREAS, Guarantor is a direct or indirect owner of 100% of the beneficial ownership interest in SCT Holdings, and Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Agreement Regarding Leases; and

WHEREAS, it is a condition to the entering into of the Agreement Regarding Leases by VRLP that Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by Guarantor, and in order to induce VRLP to enter into the Agreement Regarding Leases, Guarantor hereby agrees as follows:

SECTION 1 DEFINITIONS. For purposes of this Guaranty, any capitalized terms used and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement Regarding Leases. In addition, as used herein the following capitalized terms shall have the following meanings:

“Acquisition” by any Person, shall mean the purchase or acquisition by such Person of any Capital Stock in another Person or any asset of another Person, whether or not involving a merger or consolidation with such other Person.

“Action” means any civil, criminal or administrative action, suit, demand, claim, arbitration, hearing, litigation, dispute or other proceeding or investigation by or before any Governmental Authority or arbitrator.

“Actual Balanced Care EBITDAR” means, for any period for Balanced Care Tenant, Consolidated Net Income for such period calculated solely with respect to Balanced Care Tenant, plus without duplication, to the extent deducted or otherwise not included in determining such Consolidated Net Income, the sum for such period of the following items, in each case determined solely with respect to Balanced Care Tenant: (i) amortization and depreciation expense, (ii) provision for income taxes (including provision for deferred taxes not payable currently), (iii) Consolidated Interest Expense, (iv) Rent Expense, and (v) non-cash charges as are reasonably acceptable to VRLP, but, excluding, for purposes hereof to the extent included in determining Consolidated Net Income for such period the following items, in each case determined solely with respect to Balanced Care Tenant: (A) extraordinary gains and losses and related tax effects thereon, and (B) other non-cash gains and losses thereon as are reasonably acceptable to VRLP.

“Actual Monthly Consolidated EBITDAR” means, for any calendar month for Guarantor and its Consolidated Subsidiaries determined on a consolidated basis, Consolidated Net Income for such period, plus without duplication, to the extent deducted or otherwise not included in determining Consolidated Net Income, the sum for such period of (i) amortization and depreciation expense, (ii) provision for income taxes (including provision for deferred taxes not payable currently), (iii) Consolidated Interest Expense, (iv) Rent Expense, and (v) non-cash charges as are reasonably acceptable to VRLP, but, excluding, for purposes hereof to the extent included in determining Consolidated Net Income for such period (A) extraordinary gains and losses and related tax effects thereon, and (B) other non-cash gains and losses thereon as are reasonably acceptable to VRLP.

“Agreement Regarding Leases” has the meaning set forth in the Recitals.

“Asset Disposition” by any Person shall mean and include (i) the sale, lease or other disposition of any property by such Person (including the Capital Stock of a Subsidiary of such Person), but for purposes hereof shall not include, in any event, (A) the sale of inventory in the ordinary course of business, (B) the sale, lease or other disposition of machinery and equipment no longer used or useful in the conduct of business and (C) a sale, lease, transfer or disposition of property to another Consolidated Subsidiary, and (ii) receipt by such Person of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its property.

“Average Debt” means, as of any date, for any Person, the average Debt balance for the immediately preceding calendar month.

“Balanced Care Guaranty” shall mean that certain Guaranty of Balanced Care Rent and Rent Payment Agreement made by IPC Equity Holdings Limited and SCRE Investments, Inc. in favor of VRLP and the Ventas Lessors listed thereunder (collectively, the “Balanced Care Landlord”) in respect of certain rent required to be paid pursuant to the Master Lease, as the same may be amended, renewed, supplemented, extended or modified from time to time.

“Balanced Care Landlord” shall have the meaning set forth in the definition of Balanced Care Guaranty, set forth herein.

“Balanced Care Tenant” shall mean collectively, jointly and severally, the entities listed on Schedule 1 attached hereto, together with their permitted successors and assigns.

“BR Trust” shall mean BR Trust, a trust organized under the laws of the Bailiwick of Guernsey.

“Capital Lease” as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP and in the reasonable judgment of such Person, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” shall mean, with respect to any entity, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

“Cash Interest Expense” shall mean, for any period, for Guarantor and its Consolidated Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP, all interest payable in cash in respect of Debt during such period (whether or not actually paid during such period) and all payments due under Interest Rate Protection Agreements by Guarantor and its Consolidated Subsidiaries determined on a consolidated basis (net of payments to such parties by any counter party thereunder).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated Adjusted Leverage Ratio” shall mean, at any date, for Guarantor and its Consolidated Subsidiaries determined on a consolidated basis, the ratio of:

(a) the sum of:

(i) Average Debt, net of cash and restricted cash shown on the balance sheet, and

(ii) Rent Expense, as of such date, for the Trailing Four Quarter Period ending on such date multiplied by eight (8), to:

(b) Consolidated EBITDAR for the Trailing Four Quarter Period ending on such date.

“Consolidated EBITDAR” shall mean, for any period, for Guarantor and its Consolidated Subsidiaries determined on a consolidated basis, Consolidated Net Income for such period, plus without duplication, to the extent deducted in determining Consolidated Net Income, the sum for such period of (i) amortization and depreciation expense, (ii) provision for income taxes (including provision for deferred taxes not payable currently), (iii) Consolidated Interest Expense, (iv) Rent Expense, and (v) non-cash charges as are reasonably acceptable to the Landlord but, excluding, for purposes hereof to the extent included in determining Consolidated Net Income for such period (A) extraordinary gains and losses and related tax effects thereon, and (B) other non-cash gains and losses thereon as are reasonably acceptable to the Landlord, provided, that during the First Lease Year, Consolidated EBITDAR with respect to Guarantor and its Consolidated Subsidiaries other than Balanced Care Tenant shall equal the First Year Consolidated EBITDAR, and provided further that for the period beginning on the date hereof and ending on the last day prior to the third anniversary of the date hereof, Consolidated EBITDAR for Balanced Care Tenant shall mean, for any period, the greater of (a) Actual Balanced Care EBITDAR for such period, and (b) the aggregate sum of each Guarantor Rent Payment actually paid to Balanced Care Landlord during such period.

“Consolidated Interest Expense” shall mean, for any period, all interest expense for Guarantor and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, including amortization of debt discount and premium, the interest component under Capital Leases (and also including, to the extent required under GAAP, the implied interest component under a Securitization) and all payments due under Interest Rate Protection Agreements by Guarantor and its Consolidated Subsidiaries determined on a consolidated basis (net of payments to such parties by any counter party thereunder), but excluding the amortization of any deferred financing fees. The applicable period of determination shall be the Trailing Four Quarter Period.

“Consolidated Net Income” shall mean, for any period, the net income or loss of Guarantor and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP. The applicable period of determination shall be the Trailing Four Quarter Period.

“Consolidated Net Worth” shall mean, as of any date, for Guarantor and its Consolidated Subsidiaries on a consolidated basis, consolidated shareholders’ equity or net worth (including preferred and common equity) less goodwill and other intangible assets as of such date as determined in accordance with GAAP.

“Consolidated Subsidiary” shall mean, as to any Person, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Control”, with respect to any Person, shall mean the legal right or power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, by contract or through the ownership of voting securities, partnership interests or other equity interests, or otherwise. “Controlled” and “Controlling” shall have the correlative meanings thereto.

“Debt” of Guarantor or any of its Consolidated Subsidiaries shall mean, without duplication, any indebtedness of Guarantor or any of its Consolidated Subsidiaries, whether or not contingent, in respect of:

(i) borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(ii) indebtedness for borrowed money secured by any encumbrance existing on property owned by Guarantor or its Consolidated Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the fair market value of the property subject to such encumbrance;

(iii) all reimbursement obligations in connection with any letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable, conditional sale obligation or obligation under any title retention agreement;

(iv) all net obligations of such Person under any Interest Rate Protection Agreement valued in accordance with GAAP;

(v) all obligations in respect of any preferred equity to the extent payments are being made thereon;

(vi) indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such obligations, but only if and to the extent there is recourse to such Person for payment thereof,

(vii) any obligations of Guarantor and its Consolidated Subsidiaries with respect to redemption, repayment or other repurchase of any Equity Interest or the principal amount of any Subordinated Debt (regardless of whether interest or principal is then-currently payable with respect thereto);

(viii) any lease of property by Guarantor or any of its Consolidated Subsidiaries as lessee which is reflected as a capital lease obligation on the consolidated balance sheet of Guarantor or its Consolidated Subsidiaries;

to the extent, in the case of items of indebtedness under clauses (i) through (viii) above, that any such items would appear as a liability on Guarantor’s or its Consolidated Subsidiaries’ consolidated balance sheet in accordance with GAAP; or

(ix) the liquidation preference of any Equity Interest of Guarantor or any shares of preferred stock of any of its Consolidated Subsidiaries to the extent payments are being made thereon.

Debt also includes, to the extent not otherwise included, any obligations by Guarantor and its Consolidated Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than Guarantor or any other Guarantor) including Debt secured by a Lien on any assets of such Person, whether or not such Person shall have assumed such indebtedness.

Debt shall not include endorsements of instruments for deposit or collection in the ordinary course of business. In the case of Debt as of any date issued with original issue discount, the amount of such Debt shall be the accreted value thereof as of such date.

“Equity Interest” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“First Lease Year” shall mean the period beginning on the date hereof and ending on the last day prior to the first anniversary of the date hereof.

“First Year Consolidated EBITDAR” shall mean

(i) as of the date hereof and the first day of the next following calendar month, Pro Forma Consolidated EBITDAR, and

(ii) as of the first day of each following calendar month thereafter, an amount equal to: (A) the First Year Consolidated EBITDAR as of the first day of the preceding calendar month less (B) 1/12 of the Pro Forma Consolidated EBITDAR plus (C) Actual Monthly Consolidated EBITDAR with respect to the preceding calendar month.

“Fiscal Quarter” shall mean a fiscal quarter of any Guarantor or any of their Consolidated Subsidiaries, as the context may require.

“Fiscal Year” shall mean a fiscal year of any Guarantor or any of their Consolidated Subsidiaries, as the context may require.

“Fixed Charge Coverage Ratio” shall mean, for Guarantor and its Consolidated Subsidiaries on a consolidated basis, Consolidated EBITDAR for such period divided by the sum of (i) scheduled principal payments on Debt of Guarantor and its Consolidated Subsidiaries required to be made during such period (regardless of whether actually paid) and amortization of discount or premium related to any such Debt for such period, whether expensed or capitalized, (ii) Cash Interest Expense for such period, (iii) Rent Expense for such period and (iv) dividends or distributions to the extent paid on or in respect of any preferred equity of Guarantor for such period notwithstanding the prohibition on payment of same. The applicable period of determination shall be the Trailing Four Quarter Period.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” means any United States federal, state or local or any supra-national or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or Commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Guarantor Rent Payment” has the meaning set forth in the Balanced Care Guaranty.

“Indemnified Party” has the meaning set forth in Section 10.

“Interest Rate Protection Agreements” shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect Guarantor or any Consolidated Subsidiary against fluctuations in interest rates or to reduce the effect of any such fluctuations.

“Lien” shall mean with respect to any asset or property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting such asset or property or any portion thereof or any tenant or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Losses” means, without duplication, all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including any Action brought by any Governmental Authority or Person), including reasonable attorneys’ fees and costs of investigation.

“Master Lease” shall mean that certain Master Lease Agreement, dated as of the date hereof, as the same may be amended, modified, or supplemented, including, without limitation pursuant to the “Combination Lease” and the “New Lease” provisions set forth in Section 39 and Section 40 thereof.

“Parents” means with respect to any Person, the entity or entities Controlling such Person.

“Person” shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

“Pro Forma Basis” shall mean, for purposes of determining compliance with any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the applicable period ending on a Quarterly Measurement Date for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Guaranty. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (i) in the case of an Asset Disposition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Asset Disposition shall be excluded to the extent relating to any period prior to the actual date of the subject transaction, and (B) Debt paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; and (ii) in the case of an Acquisition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Acquisition shall be included to the extent relating to any period prior to the actual date of the subject transaction, and (B) Debt incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder).

“Pro Forma Consolidated EBITDAR” means Fifty-Nine Million Eight Hundred and Four Thousand Six Hundred and Sixty-Three Dollars ($59,804,663).

“Property Lease” and “Property Leases” have the meanings set forth in the Agreement Regarding Leases.

“Quarterly Measurement Date” shall mean the last Business Day of March, June, September and December in each year, commencing on or after the date hereof.

“Rent Expense” shall mean, for any period for Guarantor and its Consolidated Subsidiaries, rent expense computed under and in accordance with GAAP.

“SCT Holdings” has the meaning set forth in the Recitals.

“SCT Lessees” has the meaning set forth in the Agreement Regarding Leases.

“SCT Parent” shall mean SC Operations Holdings Inc., an Ontario corporation.

“SCT Rent Payments” has the meaning set forth in the Agreement Regarding Leases.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated as of September 6, 2006 among SCRE Investments, Inc., IPC Equity Holdings Limited, Ventas Holdings, and Ventas, Inc.

“Securitization” shall mean a securitization of any assets in a single asset securitization or a pooled loan securitization.

“Subordinated Debt” shall mean Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the loans and obligations owing hereunder and the guaranties thereof.

“Third Party Claim” shall mean a pending or threatened claim or demand asserted by a third party, including any Governmental Authority, against an Indemnified Party.

“Trailing Four Quarter Period” shall mean with respect to a date, (i) if such date is between the date hereof and June 30, 2006 inclusive, the second calendar quarter of 2006, (ii) if such date is between July 1, 2006 and September 30, 2006 inclusive, the second and third calendar quarters of 2006, (iii) if such date is between October 1, 2006 and December 31, 2006 inclusive, the second, third and fourth calendar quarters of 2006, and (iv) on or after January 1, 2007, the period of four consecutive full fiscal quarters of the Guarantor and its Consolidated Subsidiaries ended on such date. Any amount measured with respect to a Trailing Four Quarter Period that is less than one year, shall be annualized by multiplying such amount by a fraction, the numerator of which is four and the denominator of which is the number of calendar quarters in such Trailing Four Quarter Period.

“Ventas Holdings” shall mean VSCRE Holdings , LLC, a Delaware limited liability company.

SECTION 2 GUARANTY. Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees (i) the full and prompt payment of all SCT Rent Payments and other sums required to be paid by SCT Holdings under the Agreement Regarding Leases, (ii) the full and timely performance of all other terms, conditions, covenants and obligations, of SCT Holdings under the Agreement Regarding Leases, and (iii) any and all expenses (including reasonable attorneys’ fees and expenses) incurred by VRLP in enforcing any rights under the Agreement Regarding Leases or this Guaranty (all such obligations in clauses (i)-(iii), collectively, are referred to as the “Guaranteed Obligations”). Guarantor agrees that this Guaranty is a guarantee of payment and performance, not collection, and that Guarantor is primarily liable and responsible for the payment and performance of the Guaranteed Obligations. It is not necessary for VRLP, in order to enforce payment and performance by Guarantor under this Guaranty, first or contemporaneously to institute suit or exhaust remedies against SCT Holdings or others liable for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it. With the exception of the defense of prior payment, performance, or compliance by SCT Holdings or Guarantor of the Guaranteed Obligations which Guarantor is called upon to pay, or the defense that VRLP’s claim against Guarantor hereunder is barred by the applicable statute of limitations, all defenses of the law of guaranty or suretyship, including, without limitation, substantive defenses and procedural defenses, are waived and released by Guarantor to the extent permitted by law. Except as provided in the preceding sentence, under no circumstances will the liability of Guarantor under this Guaranty be terminated either with respect to any period of time when the liability of SCT Holdings under the Agreement Regarding Leases continues, or with respect to any circumstances as to which the Guaranteed Obligations have not been fully discharged by payment, performance or compliance.

SECTION 3 GUARANTY ABSOLUTE. The liability and responsibilities of Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, or deduction and shall not be released, discharged, affected or impaired by (i) any change in the time, manner, or place of payment or performance of any of the Guaranteed Obligations, or any other amendment or waiver of, or any consent to or departure from, or termination of, the Agreement Regarding Leases or any of the Property Leases, (ii) any release or discharge of SCT Holdings or any SCT Lessee in any bankruptcy, receivership or other similar proceedings, (iii) the impairment, limitation or modification of the liability of SCT Holdings or the estate of SCT Holdings in bankruptcy or any SCT Lessee or the estate of any SCT Lessee in bankruptcy, or of any remedy for the enforcement of SCT Holdings’s liability under the Agreement Regarding Leases, resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, the rejection or disaffirmance of the Agreement Regarding Leases in any such proceedings, or the assignment or transfer of the Agreement Regarding Leases by SCT Holdings, (iv) any failure, omission or delay on the part of VRLP to enforce, assert or exercise any right, power or remedy conferred on or available to VRLP in or by the Agreement Regarding Leases or this Guaranty, or any action on the part of VRLP granting indulgence or extension in any form whatsoever or any invalidity, irregularity or unenforceability as to SCT Holdings of all or any part of the Guaranteed Obligations or any security therefor, (v) the waiver by VRLP of the performance or observance by SCT Holdings or Guarantor of any of the agreements, covenants, terms or conditions contained in the Agreement Regarding Leases or this Guaranty, (vi) any merger, consolidation, reorganization or similar transaction involving SCT Holdings even if SCT Holdings ceases to exist as a result of (and is not the surviving party in) such transaction, (vii) the inability of VRLP or SCT Holdings to enforce any provision of the Agreement Regarding Leases for any reason, (viii) any change in the corporate relationship between SCT Holdings and Guarantor or any termination of such relationship, (ix) any change in the ownership of all or any part of the membership interests in SCT Holdings, (x) the inability of SCT Holdings to perform, or the release of SCT Holdings or Guarantor from the performance of, any obligation, agreement, covenant, term or condition under the Agreement Regarding Leases or this Guaranty by reason of any law, regulation or decree, now or hereafter in effect, (xi) any merger of the leasehold estate of any SCT Lessee with the fee estate or any other estate in any facility or (xii) any disability or other defense of SCT Holdings. VRLP and SCT Holdings, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments, or other covenants with respect to the Agreement Regarding Leases as they may deem appropriate and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of SCT Holdings under the Agreement Regarding Leases as so modified, extended or amended.

SECTION 4 REINSTATEMENT. Guarantor further agrees that, if at any time all or any part of any payment applied to any of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Guarantor), such Guaranteed Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application had not been made.

SECTION 5 CERTAIN ACTIONS. VRLP may, from time to time, at its discretion and without notice to Guarantor, take any or all of the following actions: (a) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Guaranteed Obligations; (b) extend or renew for one or more periods (regardless of whether longer than the original period), or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor (including, without limitation, SCT Holdings) with respect to any of the Guaranteed Obligations; or (c) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Obligations or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release or compromise any obligations of any nature of any obligor with respect to any such property.

SECTION 6 WAIVER. To the extent permitted by applicable law, Guarantor hereby expressly waives: (i) notice of the acceptance of this Guaranty, (ii) except as otherwise provided in the Agreement Regarding Leases or this Guaranty, notice of the existence or creation or non-payment of all or any of the Guaranteed Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever except as otherwise provided in the Agreement Regarding Leases or this Guaranty, and (iv) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

SECTION 7 WAIVER OF SUBROGATION. Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty to the claims of VRLP against SCT Holdings and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from SCT Holdings which it may at any time otherwise have as a result of this Guaranty prior to final payment and satisfaction of the Guaranteed Obligations.

SECTION 8 DELIVERY OF FINANCIAL INFORMATION.

8.1. Financial Statements, Etc. Guarantor shall deliver the following information to VRLP:

(a) as soon as available, and in any event within fifty (50) days (or ninety (90) days in the event that VRLP notifies Guarantor in writing that VRLP and its Parents are not required, pursuant to the rules and regulations of the SEC, to include such statements in their filings with the SEC) after the close of each Fiscal Year, in hard copy and electronic format, in form satisfactory to VRLP and accompanied by a checklist in the form attached hereto as Exhibit A completed by Guarantor, and presented on a consolidated as well as a property-by-property basis, complete financial statements prepared for such year with respect to Guarantor and its Consolidated Subsidiaries, including a balance sheet as of the end of such year, together with related statements of operations, cash flows and changes in equity for such Fiscal Year, audited by a “Big Four” accounting firm or a nationally recognized, independent certified public accounting firm reasonably satisfactory to VRLP whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of Guarantor as a going concern or any other material qualification. Together with Guarantor’s audited financial statements, Guarantor shall furnish to Landlord an Officer’s Certificate (i) certifying as of the date thereof whether to the best of such Guarantor’s knowledge there exists an event or circumstance which constitutes a default or Event of Default under the Agreement Regarding Leases or under the Property Leases and if such default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, (ii) certifying that the information contained in such financial statements is true and correct in all material respects, and (iii) demonstrating in reasonable detail compliance with the provisions of Sections 9.1, 9.2, 9.3, and 9.5 hereof (including in detail all calculations necessary therein).

(b) as soon as available and in any event within thirty (30) days (or forty-five (45) days in the event that VRLP notifies Guarantor in writing that VRLP and its Parents are not required, pursuant to the rules and regulations of the SEC, to include such statements in their filings with the SEC) after the close of each Fiscal Year, in form satisfactory to VRLP and accompanied by a checklist in the form attached hereto as Exhibit A completed by the applicable Guarantor, unaudited financial statements prepared for such year with respect to Guarantor and its Consolidated Subsidiaries including a balance sheet as of the end of such year, together with related statements of operations and cash flows for such Fiscal Year. Together with Guarantor’s unaudited financial statements, Guarantor shall furnish to Landlord an Officer’s Certificate (i) certifying as of the date thereof whether to the best of such Guarantor’s knowledge there exists an event or circumstance which constitutes a default or Event of Default under the Agreement Regarding Leases or under the Property Leases and if such default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, (ii) certifying that the information contained in such financial statements is true and correct in all material respects, and (iii) demonstrating in reasonable detail compliance with the provisions of Sections 9.1, 9.2, 9.3, and 9.5 hereof (including in detail all calculations necessary therein).

(c) as soon as available and in any event within thirty (30) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Guarantor and its Consolidated Subsidiaries, in form satisfactory to VRLP and accompanied by a checklist in the form attached hereto as Exhibit A completed by Guarantor, (i) an unaudited consolidated balance sheet of Guarantor and its Consolidated Subsidiaries, together with the related consolidated and consolidating statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at such Fiscal Quarter and a consolidated statement of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, all of which shall be prepared on a comparative basis with the same periods of the previous year (to the extent available) in accordance with GAAP. Together with Guarantor’s interim financial statements, Guarantor shall furnish to Landlord an Officer’s Certificate (i) certifying as of the date thereof whether to the best of such Guarantor’s knowledge there exists an event or circumstance which constitutes a default or Event of Default under the Agreement Regarding Leases or under the Property Leases and if such default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, (ii) certifying that the information contained in such financial statements is true and correct in all material respects, and (iii) demonstrating in reasonable detail compliance with the provisions of Sections 9.1, 9.2, 9.3, and 9.5 hereof (including in detail all calculations necessary therein).

(d) as soon as available and in any event within thirty (30) days after the end of each month of each Fiscal Year of Guarantor and its Consolidated Subsidiaries (and, with respect to the calendar month immediately preceding the month in which the Effective Date occurs, thirty (30) days following the end of such calendar month), (i) an unaudited consolidated balance sheet of Guarantor and its Consolidated Subsidiaries, together with the related consolidated and consolidating statements of operations for such month and for the portion of the Fiscal Year ended at such month and a consolidated statement of cash flows for the portion of the Fiscal Year ended at the end of such month, all of which shall be prepared on a comparative basis with the same periods of the previous year (to the extent available) and in accordance with GAAP.

8.2. Guarantor agrees that any financial statements of Guarantor and its Consolidated Subsidiaries required to be delivered to VRLP hereunder and under the Lease Documents may, without the prior consent of, or notice to, Guarantor, be included and disclosed in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of VRLP’s (or VRLP’s direct or indirect Parent’s) securities or interests, and in any registration statement, report or other document permitted or required to be filed under applicable federal and state laws, including those of any successor to VRLP. Guarantor agrees to provide such other reasonable financial and other information necessary to facilitate a private placement or a public offering or to satisfy the SEC or regulatory disclosure requirements. Guarantor agrees to cause its independent auditors, at VRLP’s cost, to consent, in a timely manner, to the inclusion of their audit report issued with respect to such financial statements in any registration statement or other filing under federal and state laws and to provide the underwriters participating in any offering of securities or interests of VRLP (or VRLP’s direct or indirect Parent) with a standard accountant’s “comfort” letter with regard to the financial information of Guarantor and its Consolidated Subsidiaries included or incorporated by reference into any prospectus or other offering document. Guarantor also agrees to make available to any underwriter participating in an offering of Ventas (or VRLP’s direct or indirect Parent’s) securities or interests, and any attorney, accountant or other agent or representative retained by an underwriter (an “Inspector”), all financial and other records and pertinent corporate documents of Guarantor as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Guarantor’s directors, officers and employees to supply all information requested by any such Inspector in connection with such offering. Upon request of VRLP, Guarantor shall notify VRLP of any necessary corrections to information VRLP proposes to publish within a reasonable period of time (not to exceed three (3) Business Days) after being informed thereof by VRLP. Without limiting the foregoing, Guarantor shall provide or cause to be provided to VRLP and take such actions, in each case, as required under this Section 8.2 promptly and in any event within such time periods to permit VRLP to make all filings required by the SEC or any other Governmental Authority in a timely fashion under applicable laws. All reasonable costs and expenses incurred by Guarantor and/or Guarantor’s directors, officers, and employees solely with respect to this Section 8.2 shall be the sole responsibility of VRLP.

SECTION 9 FINANCIAL COVENANTS.

9.1. Fixed Charge Coverage Ratio.

(a) Guarantor covenants and agrees with VRLP that at each Quarterly Measurement Date the Fixed Charge Coverage Ratio will not be less than 1.10 to 1.00.

(b) For purposes of calculating the foregoing ratio, Asset Dispositions or Acquisitions which have occurred during such period shall be included on a Pro Forma Basis.

9.2. Consolidated Adjusted Leverage Ratio.

(a) Guarantor covenants and agrees with VRLP that at each Quarterly Measurement Date the Consolidated Adjusted Leverage Ratio will not exceed 8.00:1.00.

(b) For purposes of calculating the foregoing ratio, Asset Dispositions or Acquisitions which have occurred during such period shall be included on a Pro Forma Basis.

9.3. Minimum Consolidated Net Worth.

(a) Guarantor covenants and agrees with VRLP that for each Fiscal Quarter, the Consolidated Net Worth of Guarantor will not be less than the sum of (a) Forty Million Dollars ($40,000,000.00) plus (b) 90% of any proceeds (without duplication) received by Guarantor or any of its Consolidated Subsidiaries pursuant to the issuance of any equity securities of such entities following the Effective Date.

9.4. INTENTIONALLY OMITTED.

9.5. Distributions. Following the occurrence and during the continuance of a default hereunder or an Event of Default under the Agreement Regarding Leases or the Property Leases, Guarantor shall not make any distributions to any partners, parent entities, or affiliates.

9.6. Default. If, at any time during the term of the Agreement Regarding Leases, Guarantor fails to comply with any of the covenants set forth in this Section 9, Guarantor shall be deemed to be in default hereunder, beyond any applicable notice and/or cure periods. Notwithstanding the foregoing, following the occurrence and during the continuance of a default under Section 9.1(a) hereof or an Event of Default resulting from a breach of the covenant relating to the Portfolio Coverage Ratio pursuant to Paragraph 6(a)(xviii) of the Agreement Regarding Leases, in each case, within the first twelve (12) months following the date of this Guaranty only, neither VRLP nor any Ventas Lessor (as such term is defined under the Agreement Regarding Leases) shall exercise any of the rights and remedies set forth in Paragraph 6(b) of the Agreement Regarding Leases or in Section 17.2, Section 17.3, or Section 17.4 of the Property Leases during such twelve (12) month period, provided, that during such twelve (12) month period, VRLP and each Ventas Lessor shall have all other rights and remedies available to them under the other provisions of the Transaction Documents with respect to any such default.

SECTION 10 INDEMNITY.

10.1. INTENTIONALLY OMITTED.

10.2. Guarantor shall indemnify and save VRLP, its Affiliates, its direct and indirect Parents, directors, employees, agents and each Person, if any, who controls VRLP or any such Affiliate within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, (each such party, an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from and against (i) any and all claims against any of them of whatever nature arising from any act, omission or negligence of Guarantor, its contractors, licensees, subtenants, agents, servants, employees, invitees or visitors, (ii) all claims against any Indemnified Party arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of this Lease in or about the Facilities or in connection with the Lease Documents, and (iii) all damages resulting from any breach, violation or non-performance of any covenant, condition or agreement in this Guaranty, the Agreement Regarding Leases, or the Property Leases set forth and contained on the part of Guarantor, SCT Holdings or the SCT Lessees to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, consequential damages, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon (including, without limitation, reasonable attorneys’ fees), and the defense thereof.

SECTION 11 DEFAULTS. In addition to any default or breach of any representation, warranty, agreement, covenant or other undertaking by Guarantor hereunder, the following shall also constitutes defaults hereunder: (i) any default under the Agreement Regarding Lease or under any Property Lease, beyond applicable notice and cure periods, (ii) if at any time during the term of the Agreement Regarding Leases, any audit or financial statement of Guarantor contains a qualified opinion regarding Guarantor’s ability to continue its operations as a “going concern”, or (iii) the insolvency of Guarantor or its inability to pay any of its obligations when due.

SECTION 12 REPRESENTATIONS AND WARRANTIES. To induce VRLP and the Ventas Lessors to enter into the Transaction Documents, Guarantor represents and warrants to VRLP as follows:

(a) Status and Authority of Guarantor. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor has all requisite power and authority to enter into and perform its obligations under this Guaranty and to consummate the transactions contemplated hereby. Guarantor is duly qualified and is in good standing, to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification.

(b) Action of Guarantor. Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty, and this Guaranty constitutes the valid and binding obligation and agreement of Guarantor, enforceable against Guarantor in accordance with its terms.

(c) No Violations of Agreements. Neither the execution, delivery or performance of this Guaranty by Guarantor, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Facility or any property or assets of Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Guarantor is bound.

(d) Litigation. Guarantor has received no written notice and, to Guarantor’s knowledge, no action or proceeding is pending or threatened which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

(e) Ownership Structure. Attached here to as Exhibit B (and Schedule A attached thereto) is a true and correct structure chart depicting and describing the direct and indirect ownership interests in the SCT Lessees, SCT Holdings, and Guarantor.

SECTION 13 MISCELLANEOUS.

13.1. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall be effective unless the same shall be in writing and signed by VRLP.

13.2. Addresses for Notices. All notices hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed as follows, or to such other address as shall be designated by Guarantor or VRLP in written notice to the other party:

If to Guarantor:	Senior Care, Inc.
Plaza II Office Building
9510 Ormsby Station Road
Louisville, Kentucky 40223
	Attention:	President
	Facsimile:	(502) 753-6101

with a copy to:

Senior Care, Inc.
Plaza II Office Building
9510 Ormsby Station Road
Louisville, Kentucky 40223
	Attention:	General Counsel
	Facsimile:	(502) 753-6104

If to VRLP:	Ventas Realty Limited Partnership
c/o Ventas, Inc.
111 South Wacker Drive
Suite 4800
Chicago, Illinois 60606
	Attention:	Lease Administration
	Facsimile:	(312) 660-3850

with a copy to:	Ventas, Inc.
10350 Ormsby Park Place
Suite 300
Louisville, Kentucky 40223
	Attention:	General Counsel
	Facsimile:	(502) 357-9001

13.3. No Waiver; Remedies. No failure on the part of VRLP to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies available at law or equity.

13.4. Continuing Guaranty; Transfer of Interest. This Guaranty shall create a continuing guaranty and will (i) remain in full force and effect until payment and performance in full and satisfaction of the Guaranteed Obligations, (ii) be binding upon Guarantor and its successors and assigns, and (iii) inure, together with the rights and remedies of VRLP hereunder, to the benefit of VRLP and its successors, as permitted under the Agreement Regarding Leases. Without limiting the generality of the foregoing clause, if and when VRLP assigns or otherwise transfers any interest held by it under the Agreement Regarding Leases to any other person, that other person shall thereupon become vested with all the benefits held by VRLP under this Guaranty.

13.5. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.6. INDUCEMENT TO LANDLORD. Guarantor acknowledges and agrees that the execution and delivery of this Guaranty by Guarantor to VRLP has served as a material inducement to VRLP to execute and deliver the Agreement Regarding Leases, and Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty by Guarantor, VRLP would not have executed and delivered the Agreement Regarding Leases.

13.7. SUBMISSION TO JURISDICTION. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any State or Federal court located in New York County, New York State over any action, suit or proceeding to enforce or defend any right under this Guaranty or otherwise arising from or relating to this Guaranty, and Guarantor irrevocably agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such court. Guarantor hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum or venue to the maintenance of any such action, suit or proceeding. Guarantor hereby agrees that a final, non-appealable judgment in, any such action, suit or proceeding shall be, conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.8. WAIVER OF JURY TRIAL. Guarantor hereby waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any action, suit or proceeding to enforce or defend any rights under this Guaranty or any other transaction document or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from or relating to any relationship existing in connection with this guaranty, and agrees, to the fullest extent permitted by applicable law, that any such action, suit or proceeding shall be tried before a court and not before a jury.

13.9. COOPERATION, FURTHER ASSURANCES. Guarantor covenants, and agrees to sign, execute and deliver or cause to be signed, executed and delivered and to do or make, or to cause to be done or make, upon the written request of VRLP, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirming or otherwise, as may be reasonably required by VRLP for the purpose of, or in connection with, the transaction contemplated hereby, including, without limitation, a reaffirmation of this Guaranty upon the execution of any Other Leases. Upon full and final payment and performance of the Guaranteed Obligations, VRLP agrees to execute a release for the benefit of Guarantor, in form and content reasonably satisfactory to VRLP. Notwithstanding anything to the contrary contained herein, this Guaranty shall survive for a period of twelve (12) months after the expiration or earlier termination of the Agreement Regarding Leases, and Guarantor shall be liable to VRLP hereunder for any Guaranteed Obligations which arise during such period and relate to matters which (i) occurred during the term of the Agreement Regarding Leases or (ii) SCT Holdings is otherwise required to indemnify VRLP against pursuant to the terms of the Agreement Regarding Leases.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

Guarantor has caused this Guaranty to be effective as of the Effective Date.

GUARANTOR:

SENIOR CARE, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT B

Checklist

Agreement Regarding Leases

Financial Reporting Checklist

Monthly Reporting
Section 8(a)(iii)	Unaudited income statements, occupancy, and payor mix for facilities with Officer’s Certificate	☐
30 Days after Month End

Section 8(a)(vii)	Officer’s Certificate setting forth the Portfolio Coverage Ratio for such calendar month	☐
30 Days after Month End

ML Section 25.6	Monthly and YTD financial statements of Tenant with Officer’s Certificates	☐
30 Days after Month End

ML Section 25.6	TTM calculation of NOI for each facility	☐
30 Days after Month End

ML Section 25.6	Current occupancy report for each facility	☐
30 Days after Month End

ML Section 25.6	Material adverse effect report	☐
30 Days after Month End

ML Section 25.6	Survey deficiency summary report for each facility	☐
30 Days after Month End

ML Section 25.6	Accounts Receivable Summary for each facility	☐
30 Days after Month End

ML Section 25.14.1	Estoppel Certificate certifying as to the matters described in Exhibit E	☐
30 Days after Month End

Quarterly Reporting
Section 8(a)(i)	Unaudited Financial Statements of SCT Holdings with Officer’s Certificate	☐
30 Days after Quarter End

Section 8(a)(vi)	Officer’s Certificate setting forth the Portfolio Coverage Ratio	☐
30 Days after Quarter End

Section 8(a)(viii)	Officer’s Certificate setting forth Operating Revenues, Operating Expenses, and NOI for such calendar quarter	☐
30 Days after Quarter End

ML Section 11.3.1	Capital Expenditures Report with Officer’s Certificate	☐
30 Days after Quarter End

ML Section 25.3	Quarterly and YTD unaudited financial statements for Tenant and any Affiliate Subtenant	☐
45 Days after Quarter End

ML Section 25.3	Trailing four quarters NOI calculation and a current occupancy report for each Facility	☐
45 Days after Quarter End

ML Section 25.4	Officer’s Certificate in the form of Exhibit D	☐
45 Days after Quarter End

ML Section 25.9	Quarterly consolidated survey deficiency summary report	☐
30 Days after Quarter End

ML Section 25.14.1	Estoppel Certificate certifying as to the matters described in Exhibit E	☐
45 Days after Quarter End

ML Section 25.19.1	Financial statements of any Captive Insurance Company with Officer’s Certificate	☐
30 Days after Quarter End

ML Section 25.19.3	Total loss pick reports	☐
60 Days after Quarter End

ML Section 25.19.5	Report outlining changes in licensed beds, units, or banked beds	☐
30 Days after Quarter End

Annual Reporting
Section 8(a)(ii)	Audited Financial Statements of SCT Holdings with Officer’s Certificate	☐
50 Days after Fiscal Year End

Section 8(a)(v)	Capital Budget	☐
60 Days prior to Year End

ML Section 25.2	Annual unaudited financial statements of Tenant and any Affiliate Subtenant	☐
90 Days after Fiscal Year End

ML Section 25.2	Statement of Cash Flows for each Leased Property	☐
90 Days after Fiscal Year End

ML Section 25.4	Officer’s Certificate in the form of Exhibit D	☐
90 Days after Fiscal Year End

ML Section 25.5	Annual Budget for each Leased Property	☐
30 Days prior to commencement of each Fiscal Year

ML Section 25.7	Authorization’s compliance report for each facility	☐
90 Days after each calendar year

ML Section 25.7	Copies of any and all Authorizations certified by Tenant in an Officer’s Certificate	☐
30 Days after Fiscal Year End

ML Section 25.19.2	Audited financial statements of any Captive Insurance Company	☐
90 Days after Fiscal Year End

ML Section 25.19.4	Professional negligence and malpractice liability expenses allocation	☐
100 Days after Fiscal Year End

By:
Name:
Title:

EXHIBIT C

Form of Joinder

JOINDER TO AGREEMENT REGARDING LEASES

This Joinder is made as of                             .

Reference is hereby made to that certain Agreement Regarding Leases, dated as of                      by and between Senior Care Operations Holdings, LLC, a Delaware limited liability company and Ventas Realty, Limited Partnership, a Delaware limited partnership (“VRLP”), (as the same may be amended, supplemented, or modified from time to time, including, without limitation, as of the date hereof, the “Agreement Regarding Leases”).

[            ] is entering into a “Property Lease” (as such term is defined under the Agreement Regarding Leases) with an affiliate of VRLP, as of the date hereof.

Each of the SCT Lessees hereby joins into the Agreement Regarding Leases for the purposes set forth in Paragraph 6(b), Paragraph 6(d), Paragraph 29, Paragraph 37, and Paragraph 40 thereof: